AMENDED AND RESTATED REVOLVING AND TERM LOAN AGREEMENT

                                  by and among


                              Cavalier Homes, Inc.,
                          Quality Housing Supply, LLC,
                          Cavalier Manufacturing, Inc.,
                           Cavalier Industries, Inc.,
                               Delta Homes, Inc.,
                           Cavalier Enterprises, Inc.
                      Cavalier Associated Retailers, Inc.,
                   Quality Certified Insurance Services, Inc.,
                        Cavalier Asset Management, Inc.,
                     Cavalier Manufacturing Asset Co., Inc.,
                       Cavalier Industries Asset Co., Inc.
                      Cavalier Enterprises Asset Co., Inc.
                         Cavalier Real Estate Co., Inc.,
                        Cavalier Acceptance Corporation,

                                  as Borrowers

                                       and

                             First Commercial Bank,

                                    as Lender

                                   Dated as of

                                 March 31, 2000





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                                TABLE OF CONTENTS

                                                                             No.

ARTICLE I
         DEFINITIONS ........................................................  1
                  1.1      Defined Terms ....................................  1

                  1.2      Accounting Terms .................................  1

                  1.3      Construction of Terms ............................  1


ARTICLE II
         THE REVOLVING LOAN .................................................  2
                  2.1      General Terms ....................................  2

                  2.2      Disbursement of the Revolving Loan ...............  4

                  2.3      The Revolving Note ...............................  4

                  2.4      Payments of Principal ............................  4

                  2.5      Revolving Loan Borrowing Procedures, Interest  Rates,
                           Payments of Interest and Related Provisions ....... 4

                  2.6      Payment to Lender ................................  9

                  2.7      Use of Proceeds ..................................  9

                  2.8      [Intentionally Omitted]...........................  9

                  2.9      Letters of Credit9

                  2.10     Commitment and   Non-Usage Fees   for  the  Revolving
                           Loan ............................................. 10


ARTICLE III
         THE TERM LOANS ..................................................... 10
                  3.1      General Terms of the Term Loans .................. 10

                  3.2      Disbursement of the Term Loan(s) ................. 11

                  3.3      .................................................. 11
                           The Term Note(s) ................................. 11

                  3.4      Payments of Principal ............................ 11

                  3.5      Prepayment ....................................... 11

                  3.6      Interest Rate and Payments of Interest ........... 12

                  3.7      Payment to Lender ................................ 13

                  3.8      Use of Proceeds .................................. 13

                  3.9      [Intentionally Omitted] .......................... 13

                  3.10     [Intentionally Omitted] .......................... 13


ARTICLE IV
         CONDITIONS PRECEDENT ............................................... 13
                  4.1      Documents Required for the Closing ............... 13

                  4.2      Documents Required for Subsequent Advances ....... 15

                  4.3      Additional Conditions to the Term Loan(s) ........ 15

                  4.4      Additional Required Documents .................... 16

                  4.5      Certain Events ................................... 16

                  4.6      Legal Matters .................................... 17


ARTICLE V
         COLLATERAL SECURITY ................................................ 17

                  5.1      Composition of the Collateral .................... 17

                  5.2      Rights in Property Held by Lender ................ 17

                  5.3      Rights in Property Held Either  by  Borrowers  or  by
                           Lender ........................................... 17

                  5.4      Priority of Liens ................................ 18

                  5.5      Perfection ....................................... 18

                  5.6      Chattel Paper or Instruments ..................... 18



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                  5.7      Release of Documentation For Eligible Contracts .. 19

                  5.8      Power of Attorney ................................ 19


ARTICLE VI
         REPRESENTATIONS AND WARRANTIES ..................................... 20
                  6.1      Original 20

                  6.2      Additional Representations and Warranties of Cavalier
                           Acceptance ....................................... 23

                  6.3      Reliance   By   Cavalier    Acceptance   on    Dealer
                           Representations .................................. 25


ARTICLE VII
         COVENANTS OF BORROWERS ............................................. 25
                  7.1      Affirmative Covenants ............................ 25

                  7.2      Negative Covenants ............................... 30

                  7.3      Financial Covenants .............................. 32


ARTICLE VIII
         ADDITIONAL COVENANTS OF CAVALIER ACCEPTANCE ........................ 33
                  8.1      Affirmative Covenants ............................ 33

                  8.2      Negative Covenants ............................... 34

                  8.3      Financial Covenants .............................. 34


ARTICLE IX
         DEFAULT ............................................................ 35
                  9.1      Events of Default ................................ 35

                  9.2      Acceleration ..................................... 36

                  9.3      Remedies ......................................... 36

                  9.4      Right of Set-Off ................................. 37

                  9.5      Demand Obligations ............................... 38

                  9.6      Special Remedies ................................. 38


ARTICLE X
         MISCELLANEOUS ...................................................... 38
                  10.1     Construction ..................................... 38

                  10.2     Further Assurances ............................... 39

                  10.3     Indemnity ........................................ 39

                  10.4     Enforcement and Waiver by Lender ................. 39

                  10.5     Expenses of Lender ............................... 39

                  10.6     Notices .......................................... 39

                  10.7     Indemnity, Waiver and Release by Borrowers ....... 40

                  10.8     Reliance on this Agreement ....................... 41

                  10.9     Participation .................................... 41

                  10.10    No Partnership or Joint Venture .................. 41

                  10.11    Governing Law .................................... 41

                  10.12    JURISDICTION; WAIVERS ............................ 42

                  10.13    Binding Effect, Assignment ....................... 43

                  10.14    Termination ...................................... 43

                  10.15    Obligations Unconditional and Absolute ........... 43

                  10.16    Entire Agreement, Amendments ..................... 43

                  10.17    Severability ..................................... 43

                  10.18    Headings ......................................... 43

                  10.19    Counterparts ..................................... 43

                  10.20    Seal ............................................. 44

                  SCHEDULES AND EXHIBITS


Schedule I          -        Defined Terms
Schedule II         -        Borrower Exceptions
Exhibit II.6.1(B)   -        Other Corporate or Fictitious Names
Exhibit II.6.1(D)   -        Mergers, Acquisitions, and Certain Changes
Exhibit II.6.1(I)   -        Claims, Litigation
Exhibit II.7.2(G)   -        Existing Guaranties
Exhibit A           -        Form of Term Note
Exhibit B           -        Request for Advance - Revolving Loan
Exhibit C           -        Compliance Certificate - Consolidated
Exhibit C-1         -        Compliance Certificate - Cavalier Acceptance
Exhibit D           -        Subrogation and Contribution Agreement
Exhibit E           -        Assumption Agreement
Exhibit F           -        Existing Liens
Exhibit G           -        Qualification to do Business
Exhibit H           -        Places of Business and Locations of the Collateral
Exhibit I           -        Existing Indebtedness
Exhibit J            -       States of Incorporation of Consolidated Entities
Exhibit K           -        Cavalier Homes's Ownership of Consolidated Entities





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             AMENDED AND RESTATED REVOLVING AND TERM LOAN AGREEMENT


                  THIS AMENDED AND RESTATED REVOLVING AND TERM LOAN AGREEMENT (this "Agreement"), dated as of March 31, 2000, is made by and among Cavalier Homes, Inc., a Delaware corporation ("Cavalier Homes"), Quality Housing Supply, LLC, a Delaware limited liability company, Cavalier Manufacturing, Inc., a Delaware corporation, Cavalier Industries, Inc., a Delaware corporation, Delta Homes, Inc., a Mississippi corporation, Cavalier Enterprises, Inc., a Delaware corporation, Cavalier Associated Retailers, Inc., a Delaware corporation, Quality Certified Insurance Services, Inc., an Alabama corporation, Cavalier Asset Management, Inc., a Delaware corporation, Cavalier Manufacturing Asset Co., Inc., a Delaware corporation, Cavalier Industries Asset Co., Inc., a Delaware corporation, Cavalier Enterprises Asset Co., Inc., a Delaware corporation, Cavalier Real Estate Co., Inc., a Delaware corporation, and Cavalier Acceptance Corporation, an Alabama corporation ("Cavalier Acceptance"), (collectively, the "Initial Participating Subsidiaries"; Cavalier Homes and the Initial Participating Subsidiaries, together with all entities who hereafter become Participating Subsidiaries or Participating Partnerships, being hereinafter sometimes collectively referred to as the "Borrowers"), and First Commercial Bank, an Alabama state banking corporation (the "Lender").

                              W I T N E S S E T H:


                  WHEREAS, certain of the Borrowers and Lender entered into that certain Revolving, Warehouse and Term Loan Agreement dated as of February 17, 1994, as amended by that certain First Amendment to Revolving, Warehouse and Term Loan Agreement dated as of March 14, 1996, as amended by that certain Second Amendment to Revolving, Warehouse and Term Loan Agreement dated as of June 1, 1998 (as heretofore amended, the "Original Loan Agreement") to provide financing for Borrowers;

                  WHEREAS, former Borrowers under the Original Loan Agreement, Belmont Homes, Inc. and Spirit Homes, Inc., were merged into Cavalier
Enterprises, Inc., and Bellcrest Homes, Inc. was merged into Cavalier Industries, Inc.
                  WHEREAS, Borrowers and Lender wish to amend and restate the Original Loan Agreement in its entirety, as hereinafter set forth, for the purpose, among others, to provide Borrowers with financing in a maximum sum of $35,000,000 upon the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the promises herein contained, and each intending to be legally bound hereby, the parties hereto agree as follows:



                                    ARTICLE I

                                   DEFINITIONS

         1.1      Defined Terms.  Defined terms used herein are as set forth  on
Schedule I attached hereto.

         1.2 Accounting Terms. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided herein shall be computed in accordance with, Generally Accepted Accounting Principles.

         1.3 Construction of Terms. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular, and pronouns of one gender shall include all genders. References herein to articles, sections, paragraphs or subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs or subparagraphs or the like of this Agreement. The words "hereof", "herein", and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the words

"including", "such as", or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.


                                   ARTICLE II

                               THE REVOLVING LOAN

         2.1      General Terms.

                  (A) Subject to the terms hereof, Lender will lend to Borrowers, jointly and severally (except as limited by the terms of subsection
(D) of this Section 2.1 or by the terms of the Assumption Agreements), from time to time until the Loan Termination Date for the Revolving Loan, such sums in integral multiples of $10,000 as Borrowers may request, but which shall not exceed, in the aggregate principal amount at any one time outstanding, the lesser of:

                       (1)(a) $35,000,000 minus (b) the aggregate outstanding principal balance of a ll Term Loans, or

                       (2)      the Revolving Loan Commitment.

                  (B) Subject to the terms hereof, Borrowers may jointly and severally borrow, repay without penalty or premium, and reborrow hereunder, from the date of this Agreement until the Loan Termination Date for the Revolving Loan. If at any time the unpaid principal balance of the Revolving Loan exceeds the amount Borrowers could borrow at such time under the formula set forth above, Borrowers shall immediately and without demand pay such sums to Lender, in multiples of $10,000 to the extent necessary to reduce the Revolving Loan to an amount which Borrowers could borrow at that time under such formula.

                  (C) Each Participating Subsidiary and Participating Partnership, separately and severally, hereby appoints and designates Cavalier Homes as such party's agent and attorney-in-fact to act on behalf of such party for all purposes of the Loan Documents. Cavalier Homes shall have authority to exercise on behalf of each Participating Subsidiary and Participating Partnership all rights and powers that Cavalier Homes deems, in its sole discretion, necessary, incidental or convenient in connection with the Loan
Documents, including the authority to execute and deliver certificates, documents, agreements and other instruments referred to in or contemplated by the Loan Documents, request Advances hereunder, request the issuance of Letters of Credit, receive all proceeds of Advances under the Revolving Loan, give all notices, approvals and consents required or requested from time to time by Lender and take any other actions and steps that a Participating Subsidiary or a Participating Partnership could take for its own account in connection with the Loan Documents from time to time, it being the intent of the Participating
Subsidiaries and the Participating Partnerships to grant to Cavalier Homes plenary power to act on behalf of the Participating Subsidiaries and the Participating Partnerships in connection with and pursuant to the Loan Documents. The appointment of Cavalier Homes as agent and attorney-in-fact for the Participating Subsidiaries and the Participating Partnerships hereunder shall be coupled with an interest and be irrevocable so long as any Loan Document shall remain in effect. The Lender need not obtain any Participating Subsidiary's or Participating Partnership's consent or approval for any act taken by Cavalier Homes pursuant to any Loan Document, and all such acts shall bind and obligate Cavalier Homes, the Participating Subsidiaries and the
Participating Partnerships, jointly and severally. Lender may rely on any representation or request made or action taken by Cavalier Homes in connection with the Loan Documents as authorized by the Participating Subsidiaries and the Participating Partnerships. Each Participating Subsidiary and Participating Partnership forever waives and releases any claim (whether now or hereafter arising) against Lender based on Cavalier Homes's lack of authority to act on behalf of any Participating Subsidiary or Participating Partnership in connection with the Loan Documents.

                  (D) The  liability  of  each  Participating  Partnership  with respect to the Obligations shall be limited to an amount equal to its Partnership Liabilities. The liability of each Participating Subsidiary with respect to the Obligations shall be limited to an amount equal to the greater of
(i) 95% of the Participating Subsidiary's Net Worth (as hereinafter defined) from time to time; or (ii) the amount that in a legal proceeding brought within the applicable limitations period is determined by the final, non-appealable order of a court having jurisdiction over the issue and the applicable parties to be the amount of value given by Lender, or received by the Participating Subsidiary, in exchange for the obligations of the Participating Subsidiary under this Agreement and the other Loan Documents. As used in this subsection
(D), "Net Worth" shall mean (x) the fair value of the property of the Participating Subsidiary from time to time (taking into consideration the value, if any of rights of subrogation, contribution and indemnity), minus (y) the total liabilities of the Participating Subsidiary (including contingent liabilities discounted in appropriate instances, but excluding liabilities of the Participating Subsidiary under this Agreement and the other Loan Documents) from time to time.

                  (E) Each of the Initial Participating Subsidiaries (i) acknowledges that it has had full and complete access to the underlying papers relating to the Obligations and all other papers executed by any Person in connection with the Obligations, has reviewed them and is fully aware of the meaning and effect of their contents; (ii) is fully informed of all circumstances that bear upon the risks of executing this Agreement and the other Loan Documents and which a diligent inquiry would reveal; (iii) has adequate means to obtain from the other Borrowers on a continuing basis information concerning the other Borrowers' financial condition and is not depending on Lender to provide such information, now or in the future; and (iv) agrees that Lender shall have no obligation to advise or notify it or to provide it with any data or information.

                  (F) Each of the Initial Participating Subsidiaries hereby agrees that its obligations and liabilities with respect to the Obligations other than the Term Note(s) are joint and several with the other Borrowers, continuing, absolute and unconditional (subject to the provisions of subsection
(D) of this Section 2.1). Without limiting the generality of the foregoing, the obligations and liabilities of each of the Initial Participating Subsidiaries with respect to the Loans and the Notes or under the Security Documents shall not be released, discharged, impaired, modified or in any way affected by (i) the invalidity or unenforceability of any Loan Document, (ii) the failure of Lender to give such Initial Participating Subsidiary a copy of any notice given to any other Borrower, (iii) any modification, amendment or supplement of any obligation, covenant or agreement contained in any Loan Document, (iv) any compromise, settlement, release or termination of any obligation, covenant or agreement in any Loan Document, (v) any waiver of payment, performance or observance by or in favor of any other Borrower of any obligation, covenant or agreement under any Loan Document, (vi) any consent, extension, indulgence or other action or inaction, or any exercise or non-exercise of any right, remedy or privilege with respect to any Loan Document, (vii) the extension of time for payment or performance of any of the Obligations, (viii) the release or discharge of Lender's claims against any Collateral now or any time hereafter securing any of the Obligations or Borrowers, or any of them, by operation of law or otherwise or (ix) any other matter that might be otherwise raised in avoidance of, or in defense against an action to enforce, the obligations of such Initial Participating Subsidiary under this Agreement, the Loans, the Notes or any other Loan Document.

                  (G) None of the Borrowers will exercise any rights that it may acquire by way of subrogation under this Agreement or any of the Loan Documents or any Subrogation and Contribution Agreement referred to in subsection (H) below, by any payment made hereunder or under any of the other Loan Documents or otherwise, until all the Obligations have been paid in full and this Agreement has been terminated. If any amount shall be paid to a Borrower on account of any such subrogation rights at any time when all of the Obligations shall not have been paid in full and this Agreement terminated, such amount shall be held in trust for the benefit of Lender and shall be paid forthwith to Lender to be credited to and applied toward the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

                  (H) Borrowers will not amend or waive any provision of the Subrogation and Contribution Agreement entered into by Borrowers of even date herewith, nor consent to any departure by any party thereto from such Subrogation and Contribution Agreement or from any similar Subrogation and Contribution Agreements executed by other Participating Subsidiaries and Participating Partnerships after the Closing, without having obtained the prior written consent of Lender to such amendment, waiver or consent.

         2.2 Disbursement of the Revolving Loan. Lender will credit or pay the proceeds of each Advance under the Revolving Loan to the deposit account of any Borrower with Lender or in such other manner as Borrowers and Lender may from time to time agree.

         2.3 The Revolving Note. Borrowers' joint and several obligation to repay the Revolving Loan shall be evidenced by the Revolving Note, which shall be duly executed by the Borrowers who are signatories hereto and joined in by each Subsidiary and Controlled Partnership that becomes a Participating Subsidiary or Participating Partnership after the Closing, under the terms of an Assumption Agreement.

         2.4      Payments of Principal.  If not earlier   demanded pursuant  to
Section 9.2 or Section 9.5 hereof, the outstanding principal balance of the Revolving Loan shall be due and payable to Lender on the Loan Termination Date for the Revolving Loan. Such Loan Termination Date includes the date that demand is made by Lender, which demand may be made at any time in Lender's sole and absolute discretion.

         2.5 Revolving Loan Borrowing Procedures, Interest Rates, Payments of Interest and Related Provisions.

                  2.5.1    Borrowing Notices.

                           (A)      Cavalier Homes, on behalf of itself and  the
other Borrowers, will give Lender an appropriate Borrowing Notice not later than 10:00 a.m. Local Time three (3) Banking Days prior to the Borrowing Date for LIBOR Rate Loans and not later than 10:00 a.m. Local Time on the Borrowing Date for Floating Rate Loans. A Borrowing Notice is deemed to be given when actually received by Lender at its Commercial Loan Department.

                           (B)      Once given to Lender, except as provided  in
Section 2.5.14 or unless Lender shall otherwise consent, such Borrowing Notice shall not thereafter be revocable by Borrowers.

                           (C)      On   the   Borrowing  Date, if all terms and
conditions of this Agreement have been complied with, Lender shall make available the requested Advance of the Revolving Loan.

                           (D)      If requested by Lender, Cavalier, on  behalf
of itself and the other Borrowers, shall deliver to Lender, not later than 12:00 noon Local Time on the Borrowing Date, written confirmation (substantially in the form of Exhibit B) of any oral Borrowing Notice. Cavalier shall certify to the accuracy of the information set forth thereon.

                  2.5.2 Interest Rate. Unless Borrowers shall have elected a LIBOR Rate for all or a portion of the Advance of the Revolving Loan as provided in Section 2.5.3 hereof, the aggregate unpaid principal amount of each Advance of the Revolving Loan shall bear interest at a rate equal to the Floating Rate with respect to the Revolving Loan.

                  2.5.3    Election of LIBOR Rate.

                           (A)      Subject to the provisions of Sections 2.5.4,
2.5.13, 2.5.14 and 2.7, Cavalier Homes, on behalf of itself and the other Borrowers, may elect to pay interest on all or part of an Advance of the Revolving Loan or the Revolving Loan at the LIBOR Rate for an Interest Period by giving Lender

                                    (1)     An   appropriate  Borrowing   Notice
                                            specifying a  LIBOR Rate  not  later
                                            than  10:00 a.m.  Local  Time  three
                                            (3) Banking  Days   prior   to   the
                                            Borrowing Date (in the case of a new
                                            Advance); or

                                    (2)     An appropriate Rate Selection Notice
                                            specifying  a LIBOR  Rate not  later
                                            than 10:00 a.m. Local Time three (3)
                                            Banking  Days prior to the first day
                                            of the new  Interest  Period (in the
                                            case of the  outstanding  LIBOR Rate
                                            Loan); or

                                    (3)     An appropriate Rate Selection Notice
                                            specifying  a LIBOR  Rate not  later
                                            than 10:00 a.m. Local Time three (3)
                                            Banking  Days prior to the first day
                                            of the Interest  Period (in the case
                                            of the conversion of any outstanding
                                            Floating  Rate Loan to a LIBOR  Rate
                                            Loan).

                           (B)      (1)     Borrowers  may  obtain  estimates of
                                            the  interest  rates  on  which  the
                                            Base  LIBOR  Rate  is calculated  by
                                            telephoning Lender's   rate  desk on
                                            any day Lender is open for business.
                                            Borrowers may obtain  quotations  of
                                            the  interest  rates  on  which  the
                                            Base LIBOR Rate is    calculated  by
                                            telephoning    Lender's  rate   desk
                                            between  9:00  a.m.  and  10:00 a.m.
                                            Local Time  on  any   Banking Day. A
                                            Rate   Selection   Notice  is deemed
                                            given  when   actually   received by
                                            Lender   at   its   Commercial  Loan
                                            Department.  If the   Rate Selection
                                            Notice  is   initially   given    in
                                            writing,    it   shall   be given in
                                            substantially the  form of Exhibit B
                                            hereto. If the Rate Selection Notice
                                            is given in writing, Cavalier Homes,
                                            on  behalf of  itself  and the other
                                            Borrowers,  shall    certify  to the
                                            accuracy  of  the  information   set
                                            forth  thereon.  If  Borrowers  fail
                                            to  select   a  new  rate  option by
                                            giving a Rate   Selection  Notice by
                                            10:00   a.m.   Local   Time  on  the
                                            appropriate  Banking Day pursuant to
                                            the  provisions   of   Section 2.5.3
                                            hereof,  the Revolving Loan or  that
                                            portion   of   the   Revolving  Loan
                                            covered by the  expiring  LIBOR Rate
                                            option  shall be   a  Floating  Rate
                                            Loan on and  after  the last day  of
                                            the    Interest  Period   until  the
                                            Revolving  Loan is paid or until the
                                            effective   date  of  a   new   Rate
                                            Selection   Notice  pursuant to this
                                            section,  whichever is  the first to
                                            occur.

                                    (2)     If  requested  by  Lender,  Cavalier
                                            Homes,  on behalf of itself  and the
                                            other  Borrowers,  shall  deliver to
                                            Lender,  not later  than  12:00 noon
                                            Local  Time on the  first day of the
                                            Interest       Period,       written
                                            confirmation  (substantially  in the
                                            form of  Exhibit  B  hereto)  of any
                                            oral Rate Selection Notice. Cavalier
                                            Homes shall  certify to the accuracy
                                            of   the   information   set   forth
                                            thereon.

                  2.5.4 Restrictions on Interest Periods and Conversion to LIBOR Rate. Each new Advance of the Revolving Loan shall be in an amount of at least $500,000 and in an integral multiple of $100,000 if a LIBOR Rate Loan and that part of each Floating Rate Loan or LIBOR Rate Loan which is converted to, or continued as, a LIBOR Rate Loan, shall be in an amount of at least $500,000 and shall be in an integral multiple of $100,000. No Interest Period may extend beyond the Loan Termination Date of the Revolving Loan. Borrowers may not elect a LIBOR Rate if, on the effective date of such election, there exists an Event of Default.

                  2.5.5    Interest Basis and Payment Dates.

                           (A)      Interest at  the  rates determined according
to Sections 2.5.2 and 2.5.3 shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Interest shall accrue on the unpaid principal balance of all Advances of the Revolving Loan at the applicable rate from and including the date the Advance is made to (but not including) the date of any payment on the Revolving Loan if payment is received by Lender prior to 2:00 p.m. Local Time and if not received by such time, then through and including the date payment is received.

                           (B)      All interest accrued on each Floating   Rate
Loan made under this Article II shall be payable monthly on the first (1st) day of each calendar month; and all interest accrued on each LIBOR Rate Loan made under this Article II shall be payable on the last day of the applicable LIBOR Rate Interest Period, and if such LIBOR Rate Interest Period exceeds three (3) months, interest accrued on such LIBOR Rate Loan also shall be payable on the date which is three (3) months after the first day of the applicable LIBOR

Rate Interest Period. If not sooner paid in accordance with the subsection 2.5.5(B), all accrued but unpaid interest on the Revolving Loan shall be due and payable on the Loan Termination Date of the Revolving Loan.

                           (C)      If any scheduled payment   is  late ten (10)
days or more, Borrowers agree to pay a late charge equal to five percent (5%) of the amount of the payment which is late, but not more than the maximum amount allowed by applicable Law (the "Late Charge"). This subparagraph does not extend any payment due date expressly stated in the Agreement or any Loan Document and does not in any way prevent or estop Lender from requiring that payments be made by Borrowers strictly when due. Unless accepted by Lender, and unless accompanied by all other amounts then due to Lender, the tender of such payment by Borrowers does not cure the Event of Default arising from the payment default upon which such Late Charge was assessed.

                           (D)      If, at   any  time, the   rate of   interest
accruing on any Advance of the Revolving Loan or the Late Charge shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted by any applicable Laws, then, for such time as such interest rate or Late Charge, as applicable, would be deemed excessive, its application shall be suspended and there shall be charged instead on any such Advance the maximum rate of interest permissible under such Laws, and any excess interest or charges actually collected by Lender shall be credited as a partial prepayment of principal.

                           (E)      The     Floating    Rate    shall     change
contemporaneously with each change in the Revolving Rate.

                  2.5.6 Method of Payment. Each payment (including any prepayment) of principal of and interest on the Revolving Loan and each payment of Borrowers' reimbursement or indemnification obligations under Sections 2.5.8, 2.5.10, 2.5.11 or 10.3 or any other provision hereunder, shall be made to Lender without set-off or counterclaim in Dollars in immediately available funds at Lender's main office (or, in the case of LIBOR Rate Loans at such other Lending Installation, if any, as may be specified in a notice to Cavalier Homes by Lender) by 2:00 p.m. Local Time on the date when payment is due.

                  2.5.7 Application of Payments. Any payment received by Lender from Borrowers, or any of them, with respect to the Revolving Loan or with no particular Obligation specified, will be applied by Lender to all obligations of Borrowers to Lender under the Revolving Note or this Agreement, with each such payment to be applied in the following order unless Lender, at its option, designates a different order from time to time: first to any sums (other than principal or interest) then due, next to interest, and the remainder (if any) to principal, with the most recent Advances of principal under the Revolving Loan to be paid first.

                  2.5.8 Optional Prepayments. Borrowers may, at any time and from time to time, with respect to the Revolving Loan, prepay any Floating Rate Loan, in whole or in part, without premium or penalty. Payment of principal owing upon any LIBOR Rate Loan, in whole or in part, is permitted only on the last day of the applicable Interest Period. If, notwithstanding the provisions of this section, a LIBOR Rate Loan is prepaid for any reason other than demand by Lender for payment, Borrowers, jointly and severally, shall indemnify Lender on demand for any loss incurred thereby, including any loss in liquidating or employing deposits acquired to fund or maintain the LIBOR Rate Loan.

                  2.5.9 Lending Installations. Lender and any Participant may book LIBOR Rate Loans at any Lending Installation selected by it, and may change the Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation.

                  2.5.10   Failure to Pay or Borrow on Certain Dates; Taxes.

                           (A)      If any payment of a LIBOR Rate Loan   occurs
on a date which is not the last day of an Interest Period, or if a LIBOR Rate Loan is not made on the date specified in the Borrowing Notice or Rate Selection Notice for any reason other than default of Lender or a Participant, Borrowers, jointly and severally, shall upon demand indemnify Lender and each Participant for any costs incurred by Lender and each

Participant resulting therefrom, including any loss in liquidating as employing deposits acquired to fund or maintain the LIBOR Rate Loan.

                           (B)      If and to the extent that any deduction   is
required by law to be made from any payment to Lender under this Agreement or the Revolving Note on account of present or future taxes of any nature whatsoever imposed within the United States of America by any Governmental Authority, Borrowers shall make the deduction for the account of Lender and make timely payment thereof to the appropriate Governmental Authority. Borrowers shall confirm any payment of such taxes by sending official tax receipts or certified copies thereof to Lender promptly after payment.

                  2.5.11   Increased Cost and Reduced Return.

                           (A)      If after the date hereof the adoption of any
applicable Requirement of Law or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender or any Participant (or any of their applicable Lending Installations) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency:

                                    (1)     shall   subject    Lender   or   any
                                            Participant   (or   any   of   their
                                            applicable Lending Installations) to
                                            any tax,  duty or other  charge with
                                            respect  to LIBOR  Rate  Loans,  the
                                            Revolving   Note  or  any  of  their
                                            obligation to make or maintain LIBOR
                                            Rate  Loans,  or  shall  change  the
                                            basis of  taxation  of  payments  to
                                            Lender or any Participant (or any of
                                            their       applicable       Lending
                                            Installation) of the principal of or
                                            interest  on the LIBOR Rate Loans or
                                            any other  amounts  due  under  this
                                            Agreement  in  respect of LIBOR Rate
                                            Loans or any of their  obligation to
                                            make  or  maintain  the  LIBOR  Rate
                                            Loans  (except  for  changes  in the
                                            rate  of  tax  on  the  overall  net
                                            income of Lender, any Participant or
                                            any  of  their  applicable   Lending
                                            Installations); or

                                    (2)     shall   impose,   modify   or   deem
                                            applicable   any  reserve,   special
                                            deposit   or   similar   requirement
                                            (including,  without limitation, any
                                            such  requirement   imposed  by  the
                                            Board of  Governors  of the  Federal
                                            Reserve  System,  but excluding with
                                            respect  to any LIBOR  Rate Loan any
                                            such  requirement  included  in  the
                                            applicable  Reserve  Requirement  in
                                            calculating  the Base LIBOR Rate for
                                            such   loan)   against   assets  of,
                                            deposits with or for the account of,
                                            or credit extended by, Lender or any
                                            Participant   (or   any   of   their
                                            applicable Lending Installations) or
                                            on  the  London,  England  interbank
                                            eurodollar   market,  or  any  other
                                            condition  affecting  the LIBOR Rate
                                            Loans,   the   Revolving   Note   or
                                            Lender's   or   any    Participant's
                                            obligation to make or maintain LIBOR
                                            Rate Loans;

                  and the result of any of the foregoing is to increase the cost to Lender or any Participant (or any of their applicable Lending Installations) of making or maintaining a LIBOR Rate Loan (except to the extent such increased costs are already included in the determination of the applicable interest rate), or to reduce the amount of any sum received or receivable by Lender of any Participant (or any of their applicable Lending Installations) under this Agreement or under the Revolving Note with respect thereto, or otherwise to reduce the net yield to Lender or any Participant on the Loan by a material amount, then, within the time period specified in Section 2.5.12 hereof and upon delivery to Cavalier Homes of a certificate complying with Section 2.5.12 hereof, Borrowers shall pay to Lender such additional amount or amounts as will compensate Lender and the affected Participants for such increased cost or reduction.

                           (B)      If after the date hereof   Lender   or   any
Participant shall have reasonably determined that the adoption of any applicable Requirement of Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender or any Participant (or any of their Lending Installations) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has reduced the rate of return on capital of Lender (or any person or entity controlling Lender) or any Participant as a consequence of Lender's or such Participant's obligations hereunder to a level below that which Lender (or such person or entity) or such Participant would have achieved but for such adoption, change, compliance, request or directive by a material amount, then from time to time, within the time specified in Section 2.15.12 hereof, Borrowers shall pay to Lender and such Participant such additional amount or amounts as will compensate Lender (or such person or entity) and such Participant for such reduction.

                           (C)      Lender will promptly   notify Cavalier Homes
of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender or any Participant to compensation pursuant to this Section
2.5.11 and will designate a different Lending Installation if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of Lender, expose Lender or any Participant to additional liability, costs or reduction in rate of return. Determinations by Lender and any Participant for purposes of this Section 2.5.11 of the effect of the adoption of any applicable Requirement of Law, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, of compliance by Lender or any Participant (or their applicable Lending Installations) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency on its costs of making or maintaining the Revolving Loan or on amounts receivable by it in respect of the Revolving Loan, and of the additional amounts required to compensate Lender and any Participant in respect of any increased costs or reduction in rate of return, shall be conclusive, provided that such determinations are made on a reasonable basis and are supported by a certificate complying with Section 2.5.12 hereof.

                  2.5.12 Lender's Certificates; Survival of Indemnity. A certificate of Lender, any Participant, or any Lending Installation, as to the amounts due under Sections 2.5.8, 2.5.10 or 2.5.11 and all other determinations by any of them pursuant thereto, shall, in the absence of manifest error and so long as made on any reasonable basis, be presumed to be correct. Determination of amounts payable under such sections in connection with a LIBOR Rate Loan shall be calculated as though Lender, the affected Participants, or the affected Lending Installation funded the LIBOR Rate Loan through the purchase of a deposit of the type, amount and maturity corresponding to the deposit used as a reference in determining the applicable Base LIBOR Rate for such loan. The amount specified in the certificate shall be payable at the end of the applicable Interest Period or within 15 days after receipt by Cavalier Homes of the certificate, whichever is later. In determining amounts owed, any reasonable averaging and attribution methods may be used, which methods shall be specified in the certificate or other documentation accompanying the demand for payment. The obligations of Borrowers under Sections 2.5.8, 2.5.10 and 2.5.11 shall survive payment of the Revolving Loan and termination of this Agreement, but such obligations shall terminate two years after the date the Revolving Note is paid in full unless, prior to the end of such two-year period, Lender or any Participant shall have given Cavalier Homes notice that claim is made under any of such sections and the approximate amount of such claim.

                  2.5.13 Illegality Affecting LIBOR Rate Loans. If, on or after the date of this Agreement, the adoption of any applicable Requirement of Law, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender or any Participant (or any of their applicable Lending Installations) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency shall make it unlawful or impossible for Lender or any Participant (or any of their applicable Lending Installations) to make, maintain or fund LIBOR Rate Loans, Lender shall so notify Cavalier Homes, whereupon until Lender notifies Cavalier Homes that the circumstances giving rise to such suspension no longer exist, the obligation of Lender and any Participant to make or maintain LIBOR Rate Loans shall be suspended. As a result of such suspension, the Advances of the Revolving Loan shall instead accrue interest at the Floating Rate. Before giving any notice pursuant to this section, Lender and each affected Participant shall designate a different Lending Installation for the LIBOR Rate Loans if such designation will avoid the need for giving such notice and will not, in the judgment of Lender, be otherwise disadvantageous to Lender or any Participant.

                  2.5.14 Availability of Interest Rate; Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any LIBOR Rate Loan:

                           (A)      Lender or any Participant determines or   is
advised that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

                           (B)      Lender or any Participant  determines   that
the LIBOR Rate will not adequately and fairly reflect the cost to Lender or such Participant of funding the LIBOR Rate Loan for such Interest Period,

                  Lender shall forthwith give notice thereof to Cavalier Homes, whereupon until Lender notifies Cavalier Homes that the circumstances giving rise to such suspension no longer exist, the obligation to make or maintain LIBOR Rate Loans shall be suspended. Unless Cavalier Homes notifies Lender at least two Banking Days before the date of any Advance of the Revolving Loan for which a Borrowing Notice has previously been given that the Borrowers elect not to borrow, as a result of such suspension, such Advances shall instead accrue interest at the Floating Rate.

         2.6 Payment to Lender. All sums payable to Lender hereunder shall be paid directly to Lender in United States Dollars and immediately available funds at the place payment is due. If Lender shall send to Borrowers statements of amounts due hereunder, such statements shall be considered correct and conclusively binding on Borrowers unless Borrowers notify Lender to the contrary within thirty (30) days of the receipt of any statement that any Borrower deems to be incorrect. Alternatively, at its sole discretion, Lender may charge against any deposit account of any Borrower all or any part of any amount due hereunder.

         2.7 Use of Proceeds. The proceeds of the Revolving Loan shall be used by Borrowers initially to renew and extend all existing loans or letters of credit of Borrowers with Lender and thereafter for general working capital purposes.

         2.8      [Intentionally Omitted].

         2.9      Letters of Credit.

                  (A) At the request of Cavalier Homes, Lender may from time to time, but at its sole discretion, issue Letters of Credit for the account of Borrowers in such amounts as requested by Borrowers and approved by Lender; provided, however, that the maximum aggregate amount of outstanding Letter of Credit Obligations shall not exceed, when added to the Revolving Loan, the maximum amount available to Borrowers under Section 2.1(A) hereof. Each request by Borrowers for issuance of a Letter of Credit shall be submitted by Cavalier Homes on behalf of Borrowers on Lender's then-standard application and agreement form for Letters of Credit, shall obligate Borrowers to reimburse Lender upon demand for any amounts drawn upon the Letter of Credit and for such other sums as specified therein, shall be executed by a duly authorized officer of Cavalier Homes and, if Lender should require, shall be submitted to Lender at least two
(2) business days prior to the proposed date of issuance for such Letter of Credit. In consideration for Lender's issuance of any Letter of Credit, Borrowers shall pay to Lender a fee for the issuance of each such Letter of Credit equal to one percent (1%) per annum of the amount of the Letter of Credit. This fee shall be due and payable upon the issuance of a Letter of Credit and Lender may, at its election, obtain payment of any such fee, if such fee is not paid upon issuance of the Letter of Credit, either by debiting any account of any Borrower in the amount of such fee or making an Advance under the Revolving Loan Commitment for the purpose of paying such fee. Any such Letter of Credit issued by Lender shall be in form and substance satisfactory to Lender, shall be in an amount that does not exceed the maximum amount permitted under this subsection (A) and shall expire by its terms on a date not later than the Loan Termination Date for the Revolving Loan.

                  (B) If a draft drawn under any Letter of Credit is presented to Lender and honored by Lender, Borrowers shall, immediately upon written demand of Lender, reimburse Lender for the amount of such draft, together with interest thereon, from the date such draft is honored by Lender to and including the date of reimbursement by Borrowers, at the rate of interest applicable to Advances under the Revolving Loan Commitment. If Borrowers should fail to reimburse Lender upon such demand, Lender at its option may, but shall not be required to, and without further notice to or demand upon Borrowers, make an Advance for the purpose of paying to Lender the amount due to Lender together with interest thereon. Any Advance made by Lender under subsection (A) or this subsection (B) of this Section 2.9, shall for all purposes under this Agreement be treated as an Advance under the Revolving Loan Commitment, and the amount of any such Advance shall be included as part of the unpaid principal balance of the Revolving Loan.

                  (C) Notwithstanding any other provision of this Agreement, this Agreement shall not be terminated by Borrowers at any time during which any Letter of Credit is in effect. The provisions of this Section 2.9 shall govern the issuance of any Letter of Credit issued by Lender for the account of Borrowers, but this Agreement does not require or obligate Lender to issue any such Letters of Credit, with the issuance thereof being at Lender's sole discretion.

         2.10 Commitment and Non-Usage Fees for the Revolving Loan. At Closing and upon the renewal (if applicable) of the Revolving Loan, Borrowers shall pay the Commitment Fee (or if at renewal, such other commitment fee as shall be mutually agreed upon by Cavalier Homes and Lender) for the Revolving Loan. In addition, Borrowers shall pay to Lender a non-usage fee (the "Non-Usage Fee") equal to one-quarter of one percent (0.25%) times the Unused Line Amount (as hereinafter defined). As used in this Section 2.10, the term "Unused Line Amount" shall mean the amount by which the maximum Revolving Loan Commitment (which is $35,000,000 as of March 31, 2000) exceeds (i) the average outstanding principal balance of the Revolving Loan for the preceding 12-month period, plus
(ii) the aggregate outstanding principal balance of all Term Loans. The Unused Line Amount and Non-Usage Fee shall be computed on March 31, 2001 for the preceding 12-month period ended March 31, 2001, and again on each subsequent March 31 for the preceding 12-month period then ended. The Non-Usage Fee shall be payable each April 15 following the March 31 computation date. If Borrowers do not pay any Non-Usage Fee to Lender upon written demand, Lender, at its option may, but shall not be required to, and without further notice or demand upon Borrowers, make an Advance on the Revolving Loan for the purpose of paying to Lender the amount of such Non-Usage Fee. Any such Advance so made by Lender shall for all purposes under the Agreement be treated as an Advance under the Revolving Loan Commitment, and the amount of any such Advance shall be included as part of the unpaid principal balance of the Revolving Loan. Alternatively, Lender, at its option may, but shall not be required to, and without further notice or demand upon any of the Borrowers, charge against any deposit account of any of the Borrowers all or any part of the Non-Usage Fee due hereunder.



                                   ARTICLE III

                                 THE TERM LOANS

         3.1      General Terms of the Term Loans.

                  (A) Until the Loan Termination Date for the Revolving Loan, and so long as no Event of Default shall have occurred and be continuing, and subject to the satisfaction of all conditions precedent contained in Article IV, indebtedness owing under the Revolving Loan borrowed for the benefit of Cavalier Acceptance may, in a minimum principal amount of $2,000,000, be converted to a Term Loan; provided that the maximum aggregate principal amount outstanding under the Revolving Loan and all of the Term Loans shall not exceed $35,000,000; provided further that the maximum aggregate principal amount outstanding under all of the Term Loans shall not exceed the Contracts Borrowing Base. The Eligible Contracts delivered by Cavalier Acceptance to Lender with respect to each Term Loan shall for certain purposes hereunder be allocated to such Term Loan

(the "Allocated Eligible Contracts"); provided, however, that no more than fifteen percent (15%) of the Eligible Contracts allocated to any applicable Term Loan shall be C-Rated Contracts.

                  (B) If at any time the unpaid principal balance of any Term Loan shall exceed eighty percent (80%) of the aggregate outstanding principal balance of the Allocated Eligible Contracts for such Term Loan, then Cavalier Acceptance shall have thirty (30) days within which to (i) substitute a replacement Eligible Contract to increase the aggregate outstanding balance of the Allocated Eligible Contracts for such Term Loan, and/or (2) pay such sums to Lender, in multiples of $10,000, all as necessary to assure that the outstanding principal balance of such Term Loan is not more than eighty percent (80%) of the aggregate outstanding principal balance of the Allocated Eligible Contracts for such Term Loan; provided, however, that with respect to any such Allocated Eligible Contracts which are Conseco Contracts, Cavalier Acceptance agrees that the loan-to-value threshold (at which Cavalier Acceptance must either substitute a new Eligible Contract or repay principal owing on the Term Loan) shall be seventy percent (70%) rather than eighty percent (80%).

         3.2 Disbursement of the Term Loan(s). Lender will credit or pay the proceeds of each Advance under the Term Loan Commitment to Cavalier Acceptance's deposit account with Lender or in such other manner as Cavalier Acceptance and Lender may from time to time agree. The Term Loan(s) will be advanced solely as a conversion to a Term Loan of indebtedness outstanding under the Revolving Loan.

         3.3 The Term Note(s). At the time of the establishment of any Term Loan, Cavalier Acceptance will execute and deliver to Lender a Term Note, evidencing the principal amount so converted, and will pay to Lender all interest then accrued but unpaid on said principal amount. The principal amount of any Term Note shall not be less than $2,000,000.

         3.4      Payments of Principal.

                  The Term Loan(s). If not earlier demanded pursuant to Section 9.2, the principal of each Term Loan shall be payable in eighty-three (83) monthly installments, beginning on the 15th day of the month next succeeding the date of the applicable Term Note, and continuing on the same day of each month thereafter until the seventh anniversary date of each such Term Note, at which time all outstanding principal of such Term Loan, together with all accrued but unpaid interest thereon, shall be payable. The monthly installments payable on each Term Loan shall be the amount required, at the applicable interest rate, to repay such Term Loan, in full, in substantially equal monthly payments. All principal amounts repaid on any Term Loan, subject to Section 2.1, shall be available for reborrowing under the Revolving Loan.

         3.5 Prepayment. The Term Loan(s) may be prepaid, in full or in part, upon not less than thirty (30) days notice if such prepayment is voluntary; provided, however, that a prepayment premium (the "Premium") shall be payable on the Excess Amount (as hereinafter defined) if such prepayment(s) (whether voluntary or mandatory) should occur within three (3) years from the date of the applicable Term Note(s) which evidences the Term Loan(s) upon which such prepayment has been made, as follows: (a) until the first anniversary date of the Term Note, the Premium shall be equal to one and one-half percent (1.50%) times the Excess Amount; (b) from the first anniversary date of the Term Note until the third anniversary date thereof, the premium shall be equal to one percent (1.00%) times the Excess Amount; and (c) from and after the third anniversary date of each Term Note, there shall be no Premium payable upon any prepayment of such Term Loan. As used herein, the "Excess Amount" means the amount by which the principal prepayments made on any Term Note, measured on an annual basis for the applicable Prepayment Period (as hereinafter defined), shall exceed (A) the outstanding principal balance on the first day of the Prepayment Period times (B) ten percent (10%). As used herein, the "Prepayment Period" (x) means the period beginning on the date of the applicable Term Note and continuing until (but not including) the first anniversary date of such Term Note and (y) on and after the first such anniversary date, means the period commencing on such anniversary date and continuing until (but not including) the next anniversary date. For example, if the outstanding principal balance of a Term Note on the first day of the Year-One Prepayment Period is $5,000,000, then ten percent (10%) of such amount would be equal to $500,000, which would be the amount of principal that could be prepaid during the Year-One Prepayment Period without payment of any Premium. If the amount prepaid during the Year-One Prepayment Period for such loan was $750,000, then the Excess Amount would be $250,000 ($750,000 - 500,000), and the applicable Premium would be equal to$3,750.00 (1.5% times $250,000).

                  For  partial  prepayments,  Lender  on  each  April  15  shall calculate the amount of Premium due on each Term Note for the most recently-ended Prepayment Period occurring on or before said April 15, and the amount of such premium shall be payable by Cavalier Acceptance each May 15, following the April 15 computation date. For prepayments in full, the premiums shall be computed and payable on the date of prepayment. In addition to the prepayments specified under Section 3.1(B), the Term Loans shall be subject to certain mandatory prepayments in the event that Cavalier Acceptance shall have received prepayments to it of Chattel Paper which constitutes Collateral under this Agreement (regardless of whether such Chattel Paper is classified as an Eligible Contract), as follows: (1) In the event that Cavalier Acceptance shall receive a principal prepayment upon an Allocated Eligible Contract, then 80% of the amount of such prepayment shall be due to Lender as a prepayment to Lender of the Term Loan to which such Allocated Eligible Contract was allocated; and
(2) in the event that Cavalier Acceptance should receive a prepayment of any other Chattel Paper constituting Collateral under this Agreement, then the full amount of such prepayment shall be due to Lender as a prepayment to be applied by Lender to such Indebtedness outstanding upon the Term Loans as Lender may elect.

         3.6      Interest Rate and Payments of Interest.

                  The Term  Loan(s).  Interest on each   Term   Loan  shall   be
                  calculated  and paid as follows:

                           (1) Interest on the principal balance of each Term Loan, from time to time outstanding, will be payable at a rate (the "Term Rate") that will be fixed for five years at the per annum rate of interest equal to 195 basis points (1.95%) above the Five Year Treasury in the case of Term Loans converted from the Revolving Loan on or after the date of this Agreement. For any Term Loan, the Five Year Treasury shall be measured by adding, on the date of calculation, the Five Year Treasury rates as have been made available on the thirteen (13) Mondays immediately preceding (but not including) the date of the Term Note, and dividing such sum by thirteen
                                    (13).  Lender will furnish to Cavalier Homes
                                    a report  of the  Five  Year  Treasury  each
                                    week.  After  five  years,  such  fixed rate
                                    shall convert to a floating rate of interest
                                    equal  to   three-quarters  of  one  percent
                                    (.75%)  above the Prime Rate in effect  from
                                    time to time; provided,  however,  that such
                                    floating  rate shall  never be less than the
                                    original  fixed rate for such Term Note, and
                                    shall never be greater  (prior to  maturity)
                                    than the original  fixed rate  multiplied by
                                    1.50.  The Term Rate in effect  from time to
                                    time after maturity, whether by acceleration
                                    or   otherwise,   shall   be  equal  to  the
                                    applicable Term Rate in effect prior to said maturity plus two percent (2.00%).

                           (2) During any period of time in which the interest rate for any Term Loan is not a fixed rate, each time the Prime Rate shall change, the Term Rate for such Term Loan shall change contemporaneously with such change in the Prime Rate.

                           (3) Interest shall be calculated on the basis of a 360-day year, by multiplying the product of the principal amount outstanding and the applicable rate by the actual number of days elapsed, and dividing by 360. Accrued interest through the last day of each calendar month shall be payable on the due date of each payment of principal under the Term Note.

                           (4) Cavalier Acceptance agrees to pay a late charge equal to five percent (5%) of the amount of the payment which is late, but no more than the maximum amount allowed by applicable Law (the "Late Charge") as follows: (a) if any scheduled payment is late twenty (20) days or more or (b) if any scheduled payment is late ten (10) days or more, and two (2) or more scheduled payments have been late twenty (20) days or more since February 1 of the year in which such scheduled payment is late ten (10) days or more. This subparagraph does not extend any payment due date expressly stated in the Agreement or any Security Document and does not in any way prevent or estop Lender from requiring that payments be made by Cavalier Acceptance strictly when due. Unless accepted by Lender, and unless accompanied by all other amounts then due to Lender, the tender of such payment by Cavalier Acceptance does not cure the Event of Default arising from the payment default upon which such Late Charge was assessed.

                           (5) If, at any time, the Term Rate or a Late Charge shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted by any applicable Laws, then, for such time as the Term Rate or Late Charge, as applicable, would be deemed excessive, its application shall be suspended and there shall be charged instead the maximum rate of interest permissible under such Laws, and any excess interest or charges actually collected by Lender shall be credited as a partial prepayment of principal.



         3.7 Payment to Lender. All sums payable to Lender hereunder shall be paid directly to Lender in United States Dollars and immediately available funds at the place payment is due. If Lender shall send to Cavalier Acceptance statements of amounts due hereunder, such statements shall be considered correct and conclusively binding on Cavalier Acceptance unless Cavalier Acceptance notifies Lender to the contrary within thirty (30) days of its receipt of any statement which it deems to be incorrect. Alternatively, at its sole discretion, Lender may charge against any deposit account of Cavalier Acceptance all or any part of any amount due hereunder.

         3.8 Use of Proceeds. The proceeds of the Term Loan(s) shall be used solely to repay portions of the Revolving Loan used by Cavalier Acceptance to originate and fund loans (evidenced by Chattel Paper falling within the definition of an Eligible Contract) for the purchase of manufactured homes.

         3.9      [Intentionally Omitted].

         3.10     [Intentionally Omitted].



                                      ARTICLE IV

                                  CONDITIONS PRECEDENT

         The obligation of Lender to make the Loans and any Advance under this Agreement, and the issuance by Lender of any Letter of Credit, is subject to the following conditions precedent:

         4.1 Documents Required for the Closing. Prior to the disbursement of the initial Advance, the following instruments and documents, duly executed by all proper Persons, shall have been delivered to Lender:

                  (A)  This Agreement;

                  (B)  The Revolving Note;

                  (C)  The Assumption Agreement;

                  (D)  The financing statements required by Section 5.5;

                  (E) A certificate of Cavalier Homes's and each Initial Participating Subsidiary's corporate secretary, in form satisfactory to Lender, dated as of the date of this Agreement, certifying as to the incumbency and signatures of the officers of each such Borrower signing this Agreement, the Revolving Note, and the other Loan Documents, and each other document to be delivered pursuant hereto, together with the following documents attached thereto:

                           (1) A copy of resolutions of such Borrower's board of directors authorizing the execution, delivery and performance of this Agreement, the Revolving Note and the other Loan Documents, and each other document to be delivered pursuant hereto; and

                           (2) A copy, certified as of the most recent date practicable by the judge of probate of the county in which such Borrower's articles or certificate of incorporation is filed or the secretary of state of the state where such Borrower is incorporated, as appropriate, of such Borrower's articles or certificate of incorporation;

                  (F)  A copy of the bylaws of each Borrower  (attached to   the
appropriate certificate of corporate secretary for each such Borrower);


                  (G) Certificates, as of the most recent dates practicable, of the aforesaid secretaries of state, the secretary of state of each state in which each Borrower is qualified as a foreign corporation and the department of revenue or taxation of each of the foregoing states, as to the good standing of such Borrower;

                  (H) A written opinion of Lowe, Mobley & Lowe, legal counsel for Borrowers, dated as of the date of this Agreement and addressed to Lender, in form satisfactory to Lender;

                  (I)  The Closing Certificate, in form satisfactory  to Lender;

                  (J)  A  Compliance Certificate  as of a date not more than one
(1) day prior to the initial Advance, substantially in the form of Exhibit C or Exhibit C-1, as appropriate, attached hereto and incorporated herein, certifying the existence of certain facts and financial information, and, in the case of any Term Loan, certifying a Contracts Borrowing Base under the Term Loan Commitment of not less than the amount of the requested initial Advance;

                  (K)  The Commitment Fee;

                  (L) The Pledge Agreements, in form satisfactory to Lender, together with certificates representing the shares pledged thereby, duly endorsed in blank;

                  (M)  The  Guaranty  Agreement, in form satisfactory to Lender;

                  (N) The Assignment of Life Insurance, in form satisfactory to Lender;

                  (O) The Subrogation and Contribution Agreement, substantially in the form of Exhibit D, attached hereto and incorporated herein;

                  (P)  The  binders  for the  insurance  policies  described  in
Section 7.1(E) of this Agreement (such insurance policies shall be delivered to Lender within sixty (60) calendar days of the date of Closing); and

                  (Q)  The payment of accrued  costs and expenses  under Section
10.5 of this Agreement.

         4.2 Documents Required for Subsequent Advances. At the time of, and as a condition to, each subsequent Advance under the Revolving Loan Commitment or the Term Loan Commitment, Cavalier Homes or Cavalier Acceptance, as appropriate, shall have duly delivered to Lender the following instruments and documents duly executed by all proper parties:

                  (A) A Compliance Certificate, substantially in the form of Exhibit C or Exhibit C-1, attached hereto and incorporated herein, as appropriate, current for the month in which each Advance is requested, acceptable to Lender; and

                  (B) A Request for Advance, substantially in the form of Exhibit B, attached hereto and incorporated herein.

Borrowers hereby agree (i) that Lender shall be entitled to rely upon the most recent Compliance Certificate in its possession until the same are superseded, respectively, by another such certificate, and (ii) that each Request for Advance shall constitute a confirmation of the representations and warranties contained in the most recent such certificates then in Lender's possession, as well as those contained in Article VI hereof.

         4.3  Additional Conditions   to   the  Term Loan(s).  Conversion of the
Indebtedness owing under the Revolving Loan to a Term Loan is subject to the following additional conditions precedent:

                  (A) Cavalier Acceptance shall have delivered to Lender a duly authorized and executed Term Note pertaining to such Term Loan;

                  (B) The original principal amount of any Term Note shall not be less than $2,000,000;

                  (C) The original principal amount of any Term Note shall not exceed the Contracts Borrowing Base for the Allocated Eligible Contracts furnished to and accepted as collateral for such Term Note by Lender;

                  (D) Lender and its counsel shall be satisfied in all respects with the enforceability against Cavalier Acceptance of any Term Note delivered to evidence a Term Loan;

                  (E) Cavalier Acceptance shall have provided to Lender a schedule of the Allocated Eligible Contracts delivered at the time of conversion for such Term Loan, setting out such information as may be required by Lender, but which shall include, among other things, the name and account number for each individual borrower, the outstanding principal balance of such borrower's Eligible Contract, and the date through which payment has been made, and shall have provided the executed original Eligible Contracts and such other documents related to the Eligible Contracts as Lender may require or request. Lender, upon receipt of the foregoing documents shall have a reasonable amount of time to review the same for conformity to Lender's collateral review standards and the requirements of this Agreement. If any document submitted relative to an Eligible Contract requires correction or otherwise to be conformed to Lender's collateral review standards, then such document shall be returned to Cavalier Acceptance for correction and the Chattel Paper to which the document relates shall be ineligible as an Eligible Contract and for funding the Advance requested. With the prior written consent of Lender, Cavalier Acceptance may provide Eligible Contract(s) in substitution for the Chattel Paper which fails to meet Lender's collateral review standards.

         4.4      Additional Required Documents.

                  (A) Lender shall also have received on or before the date on which a Subsidiary becomes a Participating Subsidiary (i) a certificate of each Subsidiary's corporate secretary, in form satisfactory to Lender and certifying as to the incumbency and signatures of the officers of each such Subsidiary, together with the following documents attached thereto:

                           (1) A copy of resolutions of such Subsidiary's board of directors authorizing the execution, delivery and performance of this Agreement, the Revolving Note and the other Loan Documents, and each other document to be delivered pursuant hereto;

                           (2) A copy, certified as of the most recent date practicable by the judge of probate of the county in which such Subsidiary's articles or certificate of incorporation is filed or the secretary of state of the state where such Subsidiary is incorporated, as appropriate, of such Subsidiary's articles or certificate of incorporation; and

                           (3)      At   Lender's  request,  a  copy   of   such
                                    Subsidiary's bylaws;

(ii) certificates, as of the most recent dates practicable of the aforesaid secretaries of state, the secretary of state of each state in which each Subsidiary is qualified as a foreign corporation and the department of revenue or taxation of each of the foregoing states, as to the good standing of such Subsidiary; (iii) a written opinion of Lowe, Mobley & Lowe, legal counsel for each Subsidiary and addressed to Lender, in form satisfactory to Lender; (iv) fully executed copies of all Loan Documents that this Agreement requires to be executed or delivered (or both) by such Subsidiary (including a duly executed Subrogation and Contribution Agreement and a duly executed Assumption Agreement, in the case of any Subsidiary that becomes a Participating Subsidiary after the Closing, and fully executed Security Documents); and (v) such additional supporting documents as Lender or its counsel may reasonably request.

                  (B) Lender shall also have received on or before the date on which a Controlled Partnership becomes a Participating Partnership (i) a copy of the partnership agreement under which such Controlled Partnership was formed, certified as true and correct on and as of the date of which Loan Documents are executed and delivered by such Controlled Partnership; (ii) a written opinion of Lowe, Mobley & Lowe, legal counsel for such Controlled Partnership and addressed to Lender, in form satisfactory to Lender; (iii) duly executed copies of all Loan Documents that this Agreement requires to be executed or delivered (or both) by such Controlled Partnership (including a duly executed Assumption Agreement, in the case of any Controlled Partnership that becomes a
Participating Partnership after the Closing, and fully executed Security Documents); and (iv) such additional supporting documents as Lender or its counsel may reasonably request.

         4.5 Certain Events. At the time of the initial Advance, of each subsequent Advance under any of the Loans and of the issuance of each Letter of
Credit:
                  (A) The representations and warranties set forth in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on the date the Advance was requested and on the date of the Advance, as the case may be, except as otherwise expressly provided;

                  (B)  No  Event  of Default  shall   have   occurred   and   be
continuing, and no event shall have occurred and be continuing that, with the giving of notice or passage of time or both, would be an Event of Default;

                  (C) No material adverse change shall have occurred in the financial condition of any Borrower since the date of this Agreement; and

                  (D)  No demand for payment shall have been made by Lender;

                  (E) Cavalier Homes and Cavalier Acceptance shall be full compliance with the provisions of Section 7.3 or Section 8.3, as appropriate, hereof; and

                  (F) All of the Loan Documents shall have remained in full force and effect.

         4.6 Legal Matters. At the time of the disbursement of the initial Advance, and of each subsequent Advance, under the Revolving Loan Commitment or under the Term Loan Commitment, and of the issuance of each Letter of Credit, all legal matters incidental thereto shall be satisfactory to counsel to Lender.


                                    ARTICLE V

                               COLLATERAL SECURITY

         5.1 Composition of the Collateral. The property in which a security interest is granted pursuant to the provisions of Sections 5.2 and 5.3 hereof or pursuant to the provisions of any Security Document is herein collectively called the "Collateral." The Collateral and all of each Borrower's other property of any kind held by Lender, shall stand as one general, continuing collateral security for all Obligations and may be retained by Lender until all Obligations have been satisfied in full and Lender's commitment to lend under this Agreement has been terminated.

         5.2 Rights in Property Held by Lender. As security for the prompt satisfaction of all Obligations, each Borrower hereby assigns, transfers and conveys to Lender all of such Borrower's right, title and interest in and to, and grants Lender a lien on and a security interest in, all amounts that may be owing from time to time by Lender to such Borrower in any capacity, including, without limitation, any balance or share belonging to such Borrower, of any deposit or other account with Lender, which lien and security interest shall be independent of any right of set-off which Lender may have.

         5.3 Rights in Property Held Either by Borrowers or by Lender. As further security for the prompt satisfaction of all Obligations, in addition to any other or further security provided under any of the Security Documents, each Borrower hereby assigns to Lender all of such Borrower's right, title and interest in and to, and grants Lender a lien upon and security interest in, all of the following, wherever located, whether now owned or hereafter acquired, together with all replacements therefor and proceeds (including, without limitation, insurance proceeds) thereof (all of which shall constitute original Collateral under this Agreement):

                  (A)  Accounts;

                  (B)  Chattel Paper;

                  (C)  Contracts;

                  (D)  Contract Rights;

                  (E)  Documents;

                  (F)  Eligible Contracts;

                  (G)  General Intangibles;

                  (H)  Instruments;

                  (I)  Inventory;

                  (J)  Rights   as   seller   of Goods   and rights to returned,
                       repossessed or reclaimed Goods; and

                  (K)  All Records pertaining to any of the Collateral.

         5.4      Priority of Liens.  The foregoing liens shall be   first   and
prior liens except for Permitted Liens.

         5.5      Perfection.

                  (A)  Each Borrower will:

                           (1) Execute such financing statements (including amendments thereto and continuation statements thereof), in form satisfactory to Lender as Lender may from time to time specify;

                           (2) Pay, or reimburse Lender for paying, all costs and taxes of filing or recording the same in such public offices as Lender may designate;

                           (3) Deliver such of the Collateral which in the sole judgment of Lender is best perfected by possession, to Lender or its designated agent or bailee; and

                           (4) Take such other steps as Lender may from time to time direct, including, without limitation, the noting of Lender's lien on the Collateral and on any certificates of title therefor, all to perfect Lender's security interest in the Collateral.

                  (B) Cavalier Homes and each other applicable Borrower will further:

                           (1) Execute such stock powers relating to the Pledged Stock, in form satisfactory to Lender as Lender may from time to time specify;

                           (2)      Pay, or reimburse Lender   for   paying, all
                                    costs for the transfer of the Pledged Stock;

                           (3) Deliver the Pledged Stock to Lender or its designated agent or bailee; and

                           (4) Take such other steps as Lender may from time to time direct, all to perfect Lender's security interest in the Collateral.

                  (C)  In addition to the foregoing, and   not   in   limitation
thereof:

                           (1) A carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof; and,

                           (2) To the extent lawful, each Borrower hereby appoints Lender as its attorney- in-fact (without requiring Lender to act as such) to execute any financing statement in the name of such Borrower, and to perform all other acts that Lender deems appropriate to perfect and continue its security interest in, and to protect and preserve, the Collateral.

         5.6 Chattel Paper or Instruments. Each Borrower will deliver immediately to Lender any Chattel Paper or Instruments arising out of the Collateral usually, but not exclusively, as proceeds. Further, the parties hereby agree that such Chattel Paper or Instruments constitute original Collateral rather than proceeds; but if proceeds, then Lender's security interest created by this Agreement in the Chattel Paper or Instruments shall not be claimed merely as proceeds.

         5.7 Release of Documentation For Eligible Contracts. In the event Cavalier Acceptance or Lender shall determine that a document relative to any Chattel Paper or any Eligible Contract which has been delivered to Lender in connection with the conversion of a portion of the Revolving Loan to a Term Loan fails to meet Lender's collateral review standards or is otherwise deficient subsequent to the initial review by Lender, then upon Cavalier Acceptance's delivery to Lender of a trust receipt in form and substance satisfactory to Lender and designating the purpose for which delivery is requested, Lender shall deliver such documents to Cavalier Acceptance for correction. Within forty-five
(45) days of Lender' delivery of any such nonconforming document to Cavalier Acceptance for correction, such document shall be corrected or otherwise conform to Lender's collateral review standards, or the Contract to which the nonconforming document relates shall be ineligible and Cavalier Acceptance shall pay Lender the unpaid principal balance of such Contract or, with the prior written consent of Lender, shall deliver to Lender Eligible Contract(s) in substitution for such Contract.

         5.8 Power of Attorney. Each Borrower hereby constitutes and appoints Lender, or any other person whom Lender may designate, as such Borrower's attorney-in-fact, to exercise upon the occurrence of any Event of Default, solely at Borrowers' joint and several cost and expense, all or any of the following powers, all of which powers, being coupled with an interest, shall be irrevocable until all Obligations shall have been performed and paid:

                  (A) To receive, take, endorse, sign and deliver in Lender's name or in the name of any Borrower any and all checks, notes, drafts and other instruments relating to Accounts and Eligible Contracts which constitute part of the Collateral;

                  (B) To receive, open and dispose of all mail addressed to any Borrower that relates to the Collateral and to notify postal authorities to change the address for the delivery thereof to such address as Lender may designate;

                  (C) To transmit to account parties and to obligors upon Accounts and Eligible Contracts which constitute part of the Collateral, notice of Lender's interest therein, and to demand and to receive from such Persons at any time, in the name of Lender or of any Borrower or of the designee of Lender, information concerning such Accounts, such Eligible Contracts, and the amounts owing thereon;

                  (D) To notify such Account Debtors and/or obligors to make payments on such Accounts and/or Eligible Contracts directly to Lender or to a lock-box designated by Lender;

                  (E) To take or to bring, in the name of Lender or in the name of any Borrower, all steps, action, suits or proceedings deemed by Lender to be necessary or desirable to effect the collection of such Accounts or such Eligible Contracts;

                  (F) To exercise all of the rights and remedies of Borrowers, or any of them, with respect to the collection of the Accounts;

                  (G) To settle, adjust, compromise, extend, renew, discharge, terminate or release the Accounts in whole or in part;

                  (H) To sell or assign the Accounts upon such terms, for such amounts and at such time or times as Lender deems advisable;

                  (I)  To take control,   in any manner, of any item of  payment
on, or proceeds of, Collateral;

                  (J) To use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Collateral to which any Borrower has access; and

                  (K) To do all acts and things necessary, in Lender's sole judgment, to carry out the purposes of this Agreement.

                  All acts of such attorney-in-fact or designee taken pursuant to this Section 5.8 or Section 9.6 are hereby ratified and approved by each Borrower, and said attorney or designee shall not be liable for any acts or omissions nor for any error of judgment or mistake of fact or law.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         6.1 Original. To induce Lender to enter into this Agreement, each of the Borrowers jointly and severally represents and warrants to Lender, as of the date hereof and, except as otherwise expressly provided, as of all times (including, without limitation, as of the date each Advance under any of the Loans is requested and made) until this Agreement is terminated in writing, all Obligations hereunder are satisfied and no commitments hereunder remain outstanding, as follows:

                  (A) Cavalier Homes is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware; each Consolidated Entity is duly organized, validly existing and in good standing under the Laws of the state in which it is incorporated or formed, all as set forth in Exhibit J, attached hereto and incorporated herein; Cavalier Homes and each Consolidated Entity has the lawful power to own its properties and to engage in the business it conducts, and is duly qualified and in good standing in the jurisdictions wherein the nature of the business transacted by it or property owned by it makes such qualification necessary; the states in which Cavalier Homes and each Consolidated Entity is qualified to do business are set forth in Exhibit G, attached hereto and incorporated herein; the percentage of ownership by Cavalier Homes or another Borrower as applicable, of the outstanding stock of each Consolidated Entity is as listed in Exhibit K, attached hereto and incorporated herein; the addresses of all places of business and headquarters of Cavalier Homes and each Consolidated Entity are as set forth in Exhibit H, attached hereto and incorporated herein, and the addresses of all places where the Collateral is located and a brief description of the nature of the Collateral at each such location are set forth in Exhibit H;

                  (B) Neither Cavalier Homes nor any Consolidated Entity has used any corporate or fictitious name other than the name for Cavalier Homes or each Consolidated Entity as is used in this Agreement, which is the same as the name shown, respectively, on Cavalier Homes's and each Consolidated Entity's certificate or articles of incorporation through the date of filing of the last amendment thereto, except as set forth in Exhibit II.6.1(B) attached hereto and incorporated herein;

                  (C)  None of  the  Borrowers    is   directly   or  indirectly
controlled by, or acting on behalf of, any Person which is an "Investment Company," within the meaning of the Investment Company Act of 1940, as amended;

                  (D) Neither Cavalier Homes nor any Consolidated Entity has been the surviving corporation in a merger, acquired any business, or changed its principal executive office within five (5) years and one (1) month prior to the date hereof, except as set forth in Exhibit II.6.1(D), attached hereto and incorporated herein;

                  (E) Neither Cavalier Homes nor any Consolidated Entity is in default with respect to any of its existing Indebtedness, and the making and performance of this Agreement, the Notes, and the other Loan Documents will not (immediately, or with the passage of time, the giving of notice, or both):

                           (1) Violate the charter or by-law provisions of any Borrower, or violate any Law or result in a default under any contract, agreement, or instrument to which any Borrower or any Consolidated Entity is a party or by which any Borrower or any Consolidated Entity or its property is bound; or

                           (2) Result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of any Borrower or any Consolidated Entity, except in favor of Lender;

                  (F) Each Borrower has the power and authority to enter into and perform this Agreement, the Notes to which it is a party, and the other Loan Documents, and to incur the obligations herein and therein provided for, and has taken all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, the Notes to which it is a party, and the other Loan Documents;

                  (G) This Agreement, the Notes, and the other Loan Documents are, or when delivered will be, valid, binding, and enforceable in accordance with their respective terms;

                  (H) The Security Documents, together with any UCC-1s and all other documents filed in connection therewith, create as security for the Obligations, a valid and enforceable perfected first priority security interest in and lien on all of each Borrower's rights, title and interest in the Collateral, in favor of Lender, superior and prior to the rights of all third Persons and subject to no other liens.

                  (I) Except as disclosed in the footnotes to the Financial Statements delivered to Lender, or in Exhibit II.6.1(I) attached hereto and incorporated herein, and except for matters in which an insurer has accepted the defense without reservation of rights, there is no pending order, notice, claim, litigation, proceeding or investigation against or affecting Cavalier Homes or any Consolidated Entity, except such order, notice, claim, litigation, proceeding or investigation that, in the good-faith judgment of management of Cavalier Homes or such Consolidated Entity, is not reasonably likely to result in an adverse decision that would require the payment of $1,000,000 or more;

                  (J) Cavalier Homes and each Consolidated Entity has good and marketable title to all of its assets, including the Collateral, free of any security interest, encumbrance or lien, or claim of any third person except for Permitted Liens;

                  (K) The Financial Statements, including any schedules and notes pertaining thereto, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, and fully and fairly present the financial condition of Cavalier Homes and the Consolidated Entities as of the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the Consolidated financial condition or business of Cavalier Homes and the Consolidated Entities from the dates of the Financial Statements to the date hereof;

                  (L) As of the date of the Financial Statements, Cavalier Homes and the Consolidated Entities had no material Indebtedness of any nature, including, without limitation, liabilities for taxes and any interest or penalties relating thereto, except to the extent reflected (in a footnote or otherwise) and reserved against in the Financial Statements or as disclosed in or permitted by this Agreement; none of the Borrowers knows or has any reasonable ground to know of any basis for the assertion against it or any Consolidated Entity of any material Indebtedness of any nature not fully reflected and reserved against in the Financial Statements;

                  (M) Except as otherwise permitted herein, Cavalier Homes and each Consolidated Entity have filed all federal, state and local tax returns and other reports that they are required by Law to file prior to the date hereof and which are material to the conduct of its businesses, have paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof, and have made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable; none of the Borrowers has any knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or charges not provided for on its books;

                  (N) Except to the extent that the failure to comply would not materially interfere with the conduct of the business of Cavalier Homes or any Consolidated Entity, each of Cavalier Homes and each Consolidated Entity has, to the best of its knowledge, complied with all applicable Law with respect to:

                           (1) Any restrictions, specifications, or other requirements pertaining to products that Cavalier Homes or any Consolidated Entity manufactures or sells or to the services that Cavalier Homes or any Consolidated Entity performs;

                           (2)      The conduct of its businesses; and

                           (3)      The use,   maintenance  and operation of the
                                    real and personal properties owned or leased by it in the conduct of its businesses;

                  (O) No representation or warranty by any Borrower contained herein or in any certificate or other document furnished by any Borrower pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

                  (P) Each consent, approval or authorization of, or filing, registration or qualification with, any Person that is required to be obtained or effected by Cavalier Homes or any Consolidated Entity, in connection with the execution and delivery of this Agreement, the Notes, and the other Loan Documents, or the undertaking or performance of any obligation hereunder or thereunder has been duly obtained or effected;

                  (Q)  All existing Indebtedness of each Borrower:

                           (1)      For money borrowed; or

                           (2)      Under any security agreement, mortgage,   or
                                    agreement covering the lease by any Borrower as lessee of real or personal property,

is described in Exhibit I, attached hereto and incorporated herein;

                  (R) To the best of each Borrower's knowledge, all parties (including each of Borrower and each Consolidated Entity) to any material lease, contract or commitment of any kind to which any Borrower or any other Consolidated Entity is a party have complied with the provisions of such lease, contract or commitment; no party is in default under any material lease, contract, or other commitment thereof and no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default;

                  (S) Neither Cavalier Homes nor any Consolidated Entity has made any agreement or taken any action which may cause any Person to become entitled to a commission or finder's fee as a result of the making of any of the Loans;

                  (T) Cavalier Homes's Consolidated federal tax returns for all years of operation, including the fiscal year of Cavalier Homes ended December 31, 1999, have been filed with the Internal Revenue Service and have not been challenged or have been challenged and finally resolved;

                  (U) Each Benefit Plan maintained or contributed to by any Borrower or any ERISA Affiliate that is a Pension Plan satisfies the minimum funding standards of Section 302 of ERISA; (1) there have been no Reportable Events (as defined in Section 4043 of ERISA) or Prohibited Transactions (as defined in Section 408 of ERISA) with respect to any Benefit Plan; (2) the Internal Revenue Service has not issued a minimum funding waiver with respect to any Benefit Plan that is a Pension Plan; (3) none of the Benefit Plans is a multiemployer plan as defined in Section 3(37) of ERISA; (4) each Benefit Plan to which 4980B of the Internal Revenue Code of 1986, as amended, applies has been operated in compliance therewith; and (5) no Benefit Plan provides benefits to employees beyond retirement or other termination of employment other than benefits required by Section 4980B of the Internal Revenue Code of 1986, as amended.

                  (V) Each of Cavalier Homes and the Consolidated Entities is, to the best of its knowledge, in compliance with all Environmental Laws;

                  (W) Each Borrower owns or has the rights to use, pursuant to written licenses, all patents, trademarks and copyrights used or employed in its business and products; and

                  (X) No Borrower's Inventory is subject to any license agreement relating to patents, trademarks or copyrights which could, directly or indirectly, preclude or render impracticable the realization by Lender of the value of such Inventory.

         6.2 Additional Representations and Warranties of Cavalier Acceptance. To induce Lender to enter into this Agreement, Cavalier Acceptance represents and warrants to Lender, as of the date hereof and as of all times (including, without limitation, as of the date each Advance under the Term Loan Commitment is requested and made) until this Agreement is terminated in writing, all Obligations hereunder are satisfied, and no commitments hereunder remain outstanding, that with respect to each Eligible Contract included in the
Collateral:

                  (A) All parties to the Eligible Contract (including any co-buyer, co-maker, or guarantor) were of legal age and otherwise had legal capacity to contract at the time they signed the Eligible Contract, and any party identified as a "buyer" is, to the best knowledge of Cavalier Acceptance, not a "straw-man" buyer acting on behalf of an undisclosed third party, but is instead intending to own and use the manufactured home described thereon;

                  (B) All signatures on the Eligible Contract (including the signature of any co-buyer, co- maker, or guarantor) are genuine and, if made in a representative capacity, were duly authorized, and the Eligible Contract is valid and enforceable in accordance with its terms;

                  (C) The address, including the county of residence, of each party to the Eligible Contract as of the date of execution of the Eligible Contract is correctly shown on the Eligible Contract;

                  (D) The Eligible Contract correctly sets forth the cash selling price and down payment made to the dealer in cash and/or the amount allowed by the dealer for any property taken in trade, and the application submitted to Cavalier Acceptance in connection with the Eligible Contract arising therefrom is true and correct in all respects to the best knowledge of Cavalier Acceptance, and each of the Eligible Contracts and the application fully and accurately disclose any incentive, rebate, refund, or the like provided to or on behalf of the purchaser, directly or indirectly, and whether provided by the manufacturer and/or the dealer;

                  (E) The cash down payment made by the purchaser and shown on the Eligible Contract does not represent, either directly or indirectly, a loan made by, or otherwise arranged by, the dealer to or for the purchaser;

                  (F)  The    Eligible   Contract   correctly   describes    the
manufactured home sold by the dealer to the purchaser;

                  (G) The sale of the manufactured home covered by the Eligible Contract was a bona fide sale at retail in the regular course of the dealer's business or a sale by such dealer of a manufactured home that has been repossessed by Cavalier Acceptance;

                  (H) The manufactured home described in the Eligible Contract is not subject to any lien, encumbrance or security interest except any security interest created in favor of Cavalier Acceptance;

                  (I) No party has required credit life insurance, credit disability insurance, accident and health insurance or any other insurance of any kind (other than property damage insurance) in connection with the Eligible Contract and the purchase of any such insurance coverage is truly optional with the purchaser;

                  (J)  The purchaser received a   fully completed copy   of  the
Eligible Contract at the time he or she signed it;

                  (K) Unless Lender has expressly consented in writing, the Eligible Contract was not past due more than ninety (90) days (and the Eligible Contract has not been re-dated) or dishonored at the time it was sold to Cavalier Acceptance or pledged to Lender hereunder, and Cavalier Acceptance has no notice or knowledge of any claim, defense, or setoff to which the purchaser is entitled;

                  (L) The dealer has notified the purchaser that the Eligible Contract would be submitted to Cavalier Acceptance, at its office, and the purchaser has been notified of the appropriate address of such office, and that all payments are to be made by the purchaser only to Cavalier Acceptance or its assigns, and the dealer has not received any payment on the Eligible Contract except for payments disclosed to Cavalier Acceptance in writing at the time the Eligible Contract is offered for sale to Cavalier Acceptance;

                  (M) There has been delivered or caused to be delivered to the appropriate authority within ten (10) days following the date upon which the purchaser took possession of the manufactured home a duly completed application for a certificate of title for the vehicle described in the Eligible Contract, Cavalier Acceptance is shown as the "first lienholder" on said application, and the application was accompanied by the existing certificate of title or the manufacturer's certificate of origin for the home described on the application and the appropriate fee, or, if the home is not subject to the title laws, there has been delivered to Cavalier Acceptance a financing statement which correctly described the home as collateral, is signed by the purchaser as "debtor", is executed by the dealer as "secured party", shows the correct name and address of the purchaser as "debtor", and shows Cavalier Acceptance as either "secured party" or "assignee of secured party";

                  (N) The manufactured home described on the Eligible Contract is new unless expressly designated on the Eligible Contract as "used";

                  (O) The manufactured home identification number and/or serial number shown on the Eligible Contract and on the certificate of title application and/or financing statement are true and correct;

                  (P) The sale which gave rise to the Eligible Contract was not solicited at the residence of the purchaser and is not subject to rescission or, if solicited at a location deemed under applicable law to constitute the residence of the purchaser and to give rise to a right of rescission, notice of such right of rescission was duly given to all persons entitled thereto, which right has expired without being exercised;

                  (Q) Either the manufacturer or the dealer has agreed to service and repair the home described on the Eligible Contract in accordance with any warranty made by the dealer or the manufacturer with respect to the home;

                  (R)  All  insurance   premiums  financed  under  the  Eligible
Contract have been paid, except as otherwise disclosed in writing;

                  (S) The person executing the Eligible Contract on behalf of the dealer, including its execution as the seller of the home and as the assignor of the Eligible Contract to Cavalier Acceptance, was fully authorized to execute and deliver the Eligible Contract on behalf of the dealer, and the representations, warranties and covenants set forth in the dealer's assignment for each Eligible Contract are, upon delivery of such Eligible Contract to Cavalier Acceptance the valid and binding obligations of the dealer;

                  (T) Cavalier Acceptance has good title to, and full right and power to assign to Lender the Eligible Contract, and the Eligible Contract is not subject to any lien, encumbrance, or prior assignment;

                  (U) All requirements of all applicable federal and state consumer protection laws and regulations in connection with the Eligible Contract and the sale of the home described thereon have been complied with;

                  (V) If the Eligible Contract is a Federal Housing Administration contract, the manufactured home and the home site upon which it has been or will be placed meet all applicable eligibility requirements promulgated by the Department of Housing and Urban Development (HUD), and the requirements set forth in HUD's regulations, including, without limitation, the requirement that certain certificates be furnished by the dealer and/or the purchaser to Cavalier Acceptance concerning and evidencing such compliance, have been complied with;

                  (W) In connection with any sale or attempted sale of a manufactured home to any person, the dealer did not hold itself out as an agent of Cavalier Acceptance for any purpose, and did not make any representations, assurance or other statements of any kind to any such person which purport in any way on behalf of or binding upon Cavalier Acceptance; and

                  (X) The manufactured home is insured by the purchaser thereof against loss, theft or damage (including both collision and comprehensive coverages) in an amount not less than the lesser of the unpaid balance owing on the Eligible Contract or the average retail value of the home, under a policy of insurance which provides for payment to Cavalier Acceptance in the event of a loss covered by the policy.

         6.3 Reliance By Cavalier Acceptance on Dealer Representations. Lender and Cavalier Acceptance recognize that, in making the representations and warranties specified in Section 6.2 of this Agreement, Cavalier Acceptance has relied, in those instances where knowledge of the matters contained in the representations and warranties would not be within the personal knowledge of Cavalier Acceptance, upon representations and warranties provided to Cavalier Acceptance by the mobile home dealer from whom Cavalier Acceptance acquired the particular Eligible Contract. To that end, Lender and Cavalier Acceptance agree that so long as such representations and warranties are made by Cavalier Acceptance in good faith and without knowledge that any such representation or warranty contained in Section 6.2 is incorrect when made, then any such misrepresentation (if any) shall not be deemed to be an Event of Default hereunder, and the only effect of such misrepresentation shall be to cause such Chattel Paper to thereupon cease to be an Eligible Contract for purposes of this Agreement.




                                   ARTICLE VII

                             COVENANTS OF BORROWERS

         Each Borrower does hereby jointly and severally covenant and agree with Lender that, so long as any of the Obligations remains unsatisfied or any commitments hereunder remain outstanding, and thereafter until this Agreement is terminated in writing, it will comply, and it will cause the other Borrowers and other Consolidated Entities to comply, at all times with the following covenants, unless the Lender in a particular instance shall have given its prior written consent to the contrary:

         7.1      Affirmative Covenants.

                  (A) Each Borrower will take and will cause each other Consolidated Entity to take all necessary steps to preserve its corporate existence and franchises and comply with all present and future Laws applicable to it in the operation of its businesses and all material agreements to which it is subject.

                  (B) Each Borrower will use the proceeds of the Revolving Loan only for the purposes set forth in Section 2.7, and will furnish to Lender such evidence as it may reasonably require with respect to such use.

                  (C)  Cavalier Homes will furnish to Lender:

                           (1) Within thirty (30) days after the close of each calendar quarter:

                                    (i)     A   Consolidated  and  consolidating
                                            income statement of Cavalier   Homes
                                            and the Consolidated  Entities   for
                                            such period; and

                                    (ii)    A Consolidated   and   consolidating
                                            balance sheet of Cavalier Homes  and
                                            the Consolidated Entities as  of the
                                             end of such period

                                    all in reasonable detail,   subject to year-
                                    end audit adjustments;

                           (2)      Within ninety (90) days after the close   of
                                    each fiscal year of Cavalier Homes:

                                    (i)     A    Consolidated   statement     of
                                            Stockholders'   Equity    and      a
                                            Consolidated statement of Cash Flows
                                            of    Cavalier    Homes    and   the
                                            Consolidated  Entities    for   such
                                            fiscal year;

                                    (ii)    Consolidated    and    consolidating
                                            income statements of  Cavalier Homes
                                            and the Consolidated  Entities   for
                                            such fiscal year; and

                                    (iii)   Consolidated     and   consolidating
                                            balance sheets   of Cavalier   Homes
                                            and the Consolidated Entities as  of
                                            the end of such fiscal year

                                    all  in  reasonable  detail,  including  all
                                    supporting   schedules  and  comments;   the
                                    Consolidated  statements  and balance sheets
                                    to be  audited by an  independent  certified
                                    public accountant selected by Cavalier Homes
                                    and  acceptable to Lender,  and certified by
                                    such  accountants  to have been  prepared in
                                    accordance    with    Generally     Accepted
                                    Accounting Principles, consistently applied,
                                    by  Cavalier  Homes  and  the   Consolidated
                                    Entities,  except  for  any  inconsistencies
                                    explained by such accountants to Lender,  in
                                    form  satisfactory  to Lender;  in addition,
                                    Cavalier   Homes  will   obtain   from  such
                                    independent certified public accountants and
                                    deliver to Lender,  within  ninety (90) days
                                    after  the  close  of  each  fiscal  year of
                                    Cavalier Homes, their written statement that
                                    in making the examination necessary to their
                                    certification    they   have   obtained   no
                                    knowledge   of  any  Event  of   Default  by
                                    Cavalier  Homes or any  other  Borrower,  or
                                    disclosing all Events of Default of Cavalier
                                    Homes or any other  Borrower  of which  they
                                    have obtained knowledge;  provided, however,
                                    that  in  making  their   examination   such
                                    accountants  shall  not  be  required  to go
                                    beyond  the  bounds  of  generally  accepted
                                    auditing   procedures  for  the  purpose  of
                                    certifying  financial   statements;   Lender
                                    shall  have the  right  from time to time to
                                    discuss the  affairs of  Cavalier  Homes and
                                    the  Consolidated   Entities  directly  with
                                    Cavalier   Homes's   independent   certified
                                    public  accountant  after notice to Cavalier
                                    Homes and opportunity of Cavalier Homes to be present at any such discussions;

                           (3) Contemporaneously with each quarterly and year-end financial report required by the foregoing paragraphs, and at any additional time in Lender's discretion, a Compliance Certificate, wherein in addition to the financial information reported in such
                                    Compliance  Certificate,  the  president  or
                                    chief  financial  officer of Cavalier  Homes
                                    shall  certify  that  he  has   individually
                                    reviewed the  provisions  of this  Agreement
                                    and  that  a  review  of the  activities  of
                                    Borrowers  and  the  Consolidated   Entities
                                    during such year or quarterly period, as the
                                    case may be,  has been  made by or under the
                                    supervision    of   the   signer   of   such
                                    certificate   with  a  view  to  determining
                                    whether each  Borrower  has kept,  observed,
                                    performed and fulfilled all its  obligations
                                    under this Agreement,  and that, to the best
                                    of his knowledge, each Borrower has observed
                                    and  performed  each and  every  undertaking
                                    contained  in this  Agreement  and is not at
                                    the time in  Default  in the  observance  or
                                    performance   of  any  of  the   terms   and
                                    conditions  hereof or, if any Borrower shall
                                    be  so  in  Default,   specifying  all  such
                                    Defaults and Events of Default of which he may have knowledge;

                           (4) Promptly after sending or making available or filing of the same, copies of all 10-K's and 10-Q's that any Borrower sends or makes available to its stockholders and all other registration statements and reports that any Borrower files with the Securities and Exchange Commission or any successor Person, which are requested by Lender;

                           (5) At Lender's request, an aging as of the end of the calendar quarter or other period to which each such request pertains, in such form and detail as shall be satisfactory to Lender, of all Accounts of each Borrower certified by the president or chief financial officer of Cavalier Homes to be complete and correct;

                           (6) At Lender's request, a listing of each Borrower's Inventory, in such form and detail as shall be satisfactory to Lender, showing the amount, size, grade, manufacturer, and cost of each item or group thereof, certified by the president or chief financial officer of Cavalier Homes to be complete and correct; and

                           (7) Upon Lender's request from time to time copies of any or all agreements, contracts, or commitments of the type referred to in
                                    Section 6.1(R) hereof.

                  (D) Cavalier Homes and each Consolidated Entity will maintain its Inventory, Equipment, real estate and other properties in good condition and repair (normal wear and tear excepted), and will pay and discharge or cause to be paid and discharged when due, the cost of repairs to or maintenance of the same, and will pay or cause to be paid all rental or mortgage payments due on such real estate. In addition, Borrowers jointly and severally agree to reimburse Lender for any reasonable expenses incurred by Lender to protect and preserve the Collateral pursuant to Section 5.5(C).

                  (E) Cavalier Homes and each Consolidated Entity will maintain, or cause to be maintained, public liability insurance, and fire and extended coverage insurance on all tangible assets owned by it, naming Lender as mortgagee and loss payee in all policies insuring the Collateral, all in such form and amounts as are consistent with industry practices and with such insurers as may be satisfactory to Lender. Such policies shall contain a provision whereby they cannot be canceled except after ten (10) days written notice to Lender. Borrowers will furnish to Lender such evidence of insurance as Lender may require. Borrowers hereby jointly and severally agree that, in the event Cavalier Homes or any Consolidated Entity fails to pay or cause to be paid the premium on any such insurance, Lender may do so and be reimbursed by Borrower therefor. Lender is hereby appointed each Borrower's attorney-in-fact (without requiring Lender to act as such) to endorse any check which may be payable to such Borrower to collect such returned or unearned premiums or the proceeds of such insurance, and any amount so collected may be applied by Lender toward satisfaction of any of the Obligations.

                  (F) Cavalier Homes and the Consolidated Entities will pay or cause to be paid when due all taxes, assessments and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay over, except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on their books; provided, however, that Cavalier Homes and the Consolidated Entities shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that attached (or security therefor) appears imminent.

                  (G) Cavalier Homes and the Consolidated Entities will, when requested to do so, make available for inspection by Lender's duly authorized representatives any of its books and Records, and will furnish to Lender any information regarding its business affairs and financial condition within a reasonable time after written request therefor. Cavalier Homes and each Borrower will and will cause each of the other Consolidated Entities to keep proper books of record and account in which full, true and correct entries in all material respects shall be substantially in conformity with GAAP and all requirements of Law shall be satisfied in all dealings and transactions in relation to its business and activities. Cavalier Homes and each Borrower will, and will cause each of the other Consolidated Entities to, permit Lender's officers and designated representatives to visit and inspect, during normal business hours, any of the properties of such Borrower or such Consolidated Entity, and to examine the books of account of such Borrower or such Consolidated Entity and to discuss the affairs, finances, accounts of such Borrower or such Consolidated Entity, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as Lender may from time to time request. In connection with the foregoing, Lender agrees to utilize such documents, materials and information solely and exclusively in connection with this Agreement and the other Loan Documents and the transactions contemplated herein and therein to exercise its best efforts to keep all such documents, materials and information delivered or made available by Borrowers confidential from anyone other than Persons employed or retained by Lender who are expected to be engaged in evaluating, approving, structuring, and enforcing or administering the Loans; provided, however, that nothing herein shall prevent Lender from disclosing such information;

                           (1) to any actual or potential assignee or participant of any loan or note; provided that such assignee or participant shall be subject to this Section;


                           (2) upon order of any court or administrative agency after it, to the extent practical, gives notice to Cavalier Homes pursuant to which Cavalier Homes or the affected Borrower may seek a protective order against such disclosure;

                           (3)      upon request or demand   of   any regulatory
                                    agency or authority having jurisdiction over Lender;

                           (4)      which has been publicly disclosed;

                           (5)      in connection with any litigation;

                           (6)      to    the  extent reasonably   required   in
                                    connection with the exercise of any   remedy
                                    hereunder;

                           (7)      to Lender's legal counsel  and   independent
                                    auditors     in   connection with   Lender's
                                    business.

                  (H) Cavalier Homes and each Consolidated Entity will collect its Accounts and Eligible Contracts and sell its Inventory only in the ordinary course of business.

                  (I) Cavalier Homes and each Consolidated Entity will keep accurate and complete Records of its Accounts, Eligible Contracts, Inventory and Equipment, consistent with sound business practices.

                  (J)  Cavalier Homes  and   each  Consolidated Entity will give
immediate notice to Lender of:

                           (1) Any litigation or proceeding (other than matters in which an insurer has accepted the defense without reservation of rights) in which it is a party, except any such litigation or proceeding where in the good-faith judgment of management of Cavalier Homes or such Consolidated Entity, such matter is not reasonably likely to result in an adverse decision that would require the payment of $1,000,000 or more; and

                           (2) The institution of any other suit or proceeding involving it that might materially and adversely affect its operations, financial condition, property or business prospects.

                  (K) Within ten (10) days of Lender's request therefor, each Borrower will furnish to Lender any or all of the following: (a) copies of federal income tax returns filed by such Borrower; (b) such

Borrower's bylaws; and (c) a complete list of Benefit Plans that such Borrower and its ERISA Affiliates have ever maintained or to which it or they have contributed.

                  (L) Cavalier Homes and each Consolidated Entity will pay when due (or within applicable grace periods) all Indebtedness exceeding $50,000 in amount due third Persons, except when the amount thereof, not to exceed $400,000, is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on the books of Cavalier Homes and each Consolidated Entity.

                  (M) Cavalier Homes and each Consolidated Entity will notify Lender immediately if it becomes aware of the occurrence of any Event of Default or of any fact, condition or event that only with the giving of notice or passage of time or both, could become an Event of Default, or if it becomes aware of any material adverse change in the business prospects, financial condition (including, without limitation, proceedings in bankruptcy, insolvency, reorganization, or the appointment of a receiver or trustee), or results of operations of Cavalier Homes, or any Consolidated Entity, or of the failure of Cavalier Homes or any Consolidated Entity to observe any of its undertakings hereunder or under any of the Loan Documents.

                  (N) Cavalier Homes and each Consolidated Entity will notify Lender thirty (30) days in advance of any change in the location of its chief executive office or principal place of business.

                  (O) Cavalier Homes and each Consolidated Entity will notify Lender thirty (30) days in advance of any change in the location or use of any of the Collateral and within thirty (30) days after any change in condition, aside from normal wear and tear, of any of the Collateral.

                  (P)  Each Borrower and each ERISA Affiliate will:

                           (1) Fund each of its Pension Plans, if any, in accordance with no less than the minimum funding standards set forth in Section 302 of ERISA;

                           (2) At Lender's request, furnish to Lender, promptly after filing the same, copies of all reports or statements filed with the United States Department of Labor, the Pension Benefit Guaranty Corporation, or the Internal Revenue Service with respect to any Benefit Plans;

                           (3) Promptly advise Lender of the occurrence of any Reportable Even or Prohibited Transaction, each as defined in ERISA, with respect to any Benefit Plan; and

                           (4)      Promptly  advise Lender of the issuance of a
                                    funding  waiver  by  the  Internal   Revenue
                                    Service with respect to any Pension Plan.

                  (Q) Cavalier Homes and each Consolidated Entity will comply with all Environmental Laws, and will handle, store, treat, discharge, and dispose of any Hazardous Materials only in compliance with all Environmental Laws.

                  (R) Each Borrower will maintain its primary deposit account relationship with Lender.

         7.2      Negative Covenants.

                  (A) Neither Cavalier Homes nor any Consolidated Entity will change its name, enter into any merger, consolidation, reorganization or recapitalization, reclassify its capital stock, or liquidate or dissolve; provided, however, that this clause (A) is not intended to prevent Borrower from raising capital through any public debt or securities offering.

                  (B) Neither Cavalier Homes nor any Consolidated Entity will sell, transfer, lease or otherwise dispose of all or (except in the ordinary course of business) any material part of its assets.

                  (C) Unless the proceeds of such sale are paid to Lender pursuant to this Agreement, neither Cavalier Homes nor any Consolidated Entity will sell, or enter into any agreement to sell, any of its Accounts or Eligible Contracts.

                  (D) Neither Cavalier Homes nor any Consolidated Entity will sell, lease, transfer, assign, or otherwise dispose of any of the Collateral except in the ordinary course of business and as permitted under this Agreement.

                  (E   Neither Cavalier Homes nor any  Consolidated  Entity will
sell, or otherwise dispose of, or for any reason cease operating, any of its divisions, franchises, or lines of business.

                  (F) Neither Cavalier Homes nor any Consolidated Entity will mortgage, pledge, grant or permit to exist a security interest in or lien, which exceed, in the aggregate, $1,000,000, upon any of its real property, now owned or leased or hereafter acquired or leased, except for Permitted Liens, unless such Borrower gives Lender thirty (30) days notice of its intent to grant such lien and Lender expressly consents in writing thereto.

                  (G) Neither Cavalier Homes nor any Consolidated Entity will become liable, directly or indirectly, as guarantor or otherwise for any obligation of any other Person, except for guarantees existing and disclosed to Lender prior to Closing and endorsements of commercial paper for deposit or collection in the ordinary course of business; provided, however, that with respect to dealers selling Inventory manufactured by any Borrower, Cavalier Homes may guaranty up to $75,000 in principal amount of lines of credit used for such dealer to purchase such Inventory.

                  (H) Neither Cavalier Homes nor any Consolidated Entity will incur, create, assume, or permit to exist any Indebtedness except:

                           (1)      The Loans;

                           (2) Loans obtained by Cavalier Homes from the First National Bank of Hamilton not to exceed $1,000,000 in aggregate principal amount;

                           (3)      Existing   Indebtedness   as  set  forth  in
                                    Exhibit I, attached hereto and  incorporated
                                    herein,  to the extent shown on such Exhibit
                                    I  to  be   permitted  to  exist  after  the
                                    Closing;

                           (4) Trade indebtedness incurred in the ordinary course of business;

                           (5) Contingent Indebtedness permitted by Section 7.2(G); and

                           (6) Indebtedness secured by Permitted Liens and lease obligations not to exceed, in the aggregate, $18,000,000 (with such Indebtedness and lease obligations not to exceed $50,000 for Cavalier Acceptance); as used in this paragraph, the term "lease" means a lease that is not reflected on a Consolidated balance sheet of Cavalier Homes and the Consolidated Entities and should not be so reflected under General Accepted Accounting Principles; provided, however that notwithstanding the foregoing, Cavalier Homes may incur up to $25,000,000 in additional Indebtedness to purchase inventory for its retail manufactured housing sales operations, which Indebtedness may be secured by a lien on said inventory in favor of such floor plan lender(s).

                           (7) Up to $25,000,000 of unsecured, convertible subordinated debentures issued by Cavalier Homes, provided that (i) the holders of such Indebtedness agree in favor of Lender and other creditors (collectively, the "Senior Creditors") that the rights of such holders shall be junior and subordinate to the payment rights of the Senior Creditors and
                                    (ii)   the   documents   evidencing     such
                                    Indebtedness     contain   such   additional
                                    provisions regarding Lender's right to prior payment and priority as may be acceptable to Lender in its discretion.

                  (I) Cavalier Homes will not declare or pay any dividends, or make any other payments or distributions on account of its capital stock, or any payments to redeem, purchase or retire any of its capital stock, which exceed, in the aggregate for all such payments, fifty percent (50%) of the average of its Consolidated net income determined under General Accepted Accounting Principles, consistently applied, by Cavalier Homes, for the two most recent fiscal years preceding the period to which such dividends or distributions relate, nor make any assignment or transfer of Accounts, Chattel Paper, or, other than in the ordinary course of business, of Inventory.

                  (J) Other than any Consolidated Entity, neither Cavalier Homes nor any Consolidated Entity will form any Subsidiary, or Controlled Partnership, or make any investment in or make any loan in the nature of any investment to any Person, which, in the aggregate, exceed $1,050,000.

                  (K) Neither Cavalier Homes nor any Consolidated Entity will make any loan or advance to any of their respective officers, shareholders, directors or employees except for business travel and similar temporary advances in the ordinary course of business, nor pay salary to executive and management personnel aggregating in excess of the Borrowers' compensation formula, as previously disclosed to Lender and as in effect as of December 31, 1999.

                  (L) Neither Cavalier Homes nor any Consolidated Entity will pay, in an aggregate amount in any fiscal year of Cavalier Homes (commencing with the current fiscal year of Cavalier Homes), lease obligations in excess of $5,000,000; as used in this paragraph, the term "lease" means a lease that is not reflected on a Consolidated balance sheet of Cavalier Homes and the Consolidated Entities and should not be so reflected under Generally Accepted Accounting Principles.

                  (M) Neither Cavalier Homes nor any Consolidated Entity will purchase or otherwise invest in or hold securities, non-operating real estate or other non-operating assets, except:

                           (1)      Direct  obligations   of   the United States
                                    of America;

                           (2) The present investment as of the Closing in any such assets;

                           (3) Investments described in the memorandum dated July 12, 1994 (a copy of which is incorporated as Exhibit L to the Agreement) with respect to the corporate bonds rated
                                    Baa  or  better  in   paragraph  1  of  said
                                    memorandum,   and  the  equity   investments
                                    described in paragraph 2 of said  memorandum
                                    so long as such  equity  investments  do not
                                    exceed,  at any  time,  more than 40% of all
                                    investments   described   in  this   Section
                                    7.2(M);

                           (4)      Operating   assets   that   hereafter become
                                    non-operating assets; and

                           (5) Equity investments, made in the reasonable discretion of Cavalier Homes, in an annual aggregate amount not to exceed $500,000.

                  (N) Neither Cavalier Homes nor any Consolidated Entity will enter into any sale-leaseback transaction.

                  (O)  [Intentionally omitted.]

                  (P) Neither Cavalier Homes nor any Consolidated Entity will furnish to Lender any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

                  (Q) Neither Cavalier Homes nor any Consolidated Entity will directly or indirectly apply any part of the proceeds of any of the Loans to the purchasing or carrying of any "margin stock" within the meaning of Regulation U or any regulations, interpretations or rulings thereunder.

                  (R) Neither Cavalier Homes nor any Consolidated Entity will treat, store, handle, discharge, or dispose of any Hazardous Materials except in compliance with all Environmental Laws.

                  (S) Neither Cavalier Homes nor any Consolidated Entity will enter into any transaction or series of transactions where any Affiliate, officer, director or shareholder of Cavalier Homes or any Consolidated Entity or any family member or Affiliate of the foregoing, is a counter-party to such transaction or series of transactions; unless such transaction is on the same terms as those available to unaffiliated Persons on an "arms-length" basis; provided, however, that this covenant is not intended to prohibit or impede Cavalier Homes use of, or transfers among the Borrowers of, working capital within its Consolidated group.

                  (T) Neither Cavalier Homes nor any Consolidated Entity will enter into any agreement whereby title to any of Cavalier Homes's or the Consolidated Entity's inventory passes to any transferee prior to delivery by Cavalier Homes or the Consolidated Entity.

                  (U) Neither Cavalier Homes, nor the Consolidated Entities, will make capital expenditures for any fiscal year in excess of $15,000,000 in the aggregate.

         7.3      Financial Covenants.


                  (A)  Cavalier Homes will maintain at all times:

                           (1) Consolidated Net Working Capital of at least $15,000,000 and a ratio of Current Assets to Current Liabilities of not less than 1.17 to 1.0.

                           (2) The sum of (A) Consolidated Tangible Net Worth, plus (B) (i) in fiscal year 2000, the treasury stock purchased by Cavalier Homes in year 2000, valued at cost, and (ii) in fiscal year 2001, the treasury stock purchased by Cavalier Homes in years 2000 and 2001, valued at cost, must not be less than $90,000,000 at all times. In addition to the requirements specified above, Cavalier Homes's minimum Consolidated Tangible Net Worth requirement shall be automatically increased by the net proceeds received by Cavalier Homes in connection with any issuance or conversion of capital stock.

                           (3)      A   ratio   of Consolidated Liabilities   to
                                    Consolidated Tangible Net Worth of not more than 2.0 to 1.0;

                           (4)      A ratio of Consolidated Cash Flow  (measured
                                    on a historical basis) to Debt  Service   of
                                    not less than 1.75 to 1.00; and

         7.4 Interpretation and Consolidation. Except as otherwise expressly provided in this Article VII, each Borrower shall also cause and require each of the Consolidated Entities to observe and perform the covenants and agreements of this Article VII that are to be observed and performed by such Borrower, regardless of whether any such covenant expressly refers to the Consolidated Entities. All financial covenants set forth in Section 7.3 shall be computed on a Consolidated basis for Cavalier Homes and the Consolidated Entities. In addition, all calculations required to be made in connection with any numerical or dollar limitations set forth in this Article VII shall be made on a combined or Consolidated basis for Cavalier Homes and the Consolidated Entities, in accordance with Generally Accepted Accounting Principles, but after elimination of intercompany items.

                                  ARTICLE VIII

                   ADDITIONAL COVENANTS OF CAVALIER ACCEPTANCE

         Cavalier Acceptance does hereby covenant and agree with Lender that, so long as any of the Obligations remains unsatisfied or any commitments hereunder remain outstanding, and thereafter until this Agreement is terminated in writing, it will comply at all times with the covenants set forth in Article VII hereof and the following additional covenants:

         8.1      Affirmative Covenants.


                  (A) Cavalier Acceptance will use the proceeds of the Term Loans only for the purposes set forth in Section 3.8, and will furnish to Lender such evidence as it may reasonably require with respect to such use.

                  (B)  Cavalier Acceptance will furnish to Lender:

                           (1)      Within thirty (30) days after the close   of
                                    each calendar month:

                                    (i)     An  income   statement   of Cavalier
                                            Acceptance for such period; and

                                    (ii)    A   balance   sheet   of    Cavalier
                                            Acceptance  as   of  the end of such
                                            period,

                                    all in reasonable detail, subject   to year-
                                    end audit adjustments;

                           (2) Contemporaneously with each monthly and year-end financial report required for Cavalier Acceptance by this Section 8.1(B), and at any additional time in Lender's discretion or when any material deterioration in the Contracts Borrowing Base would be disclosed thereby, a Compliance Certificate, wherein in addition to the financial information reported in such Compliance Certificate, the president or chief financial officer of Cavalier Acceptance shall certify that he has individually reviewed the provisions of this Agreement and that a review of the activities of Cavalier Acceptance during such fiscal year or monthly period, as the case may be, has been made by or under the supervision of the signer of such certificate with a view to determining whether Cavalier Acceptance has kept, observed, performed and fulfilled all its obligations under this Agreement, and that, to the best of his knowledge, Cavalier Acceptance has observed and performed each and every undertaking contained in this Agreement and is not at the time in Default in the observance or performance of any of the terms and conditions hereof or, if Cavalier Acceptance shall be so in Default, specifying all such Defaults and Events of Default of which he may have knowledge;

                           (3) Contemporaneously with each Compliance Certificate for the Term Loans, a report as of the end of such month, in such form and detail as shall be satisfactory to Lender, of the then Eligible Contracts certified by Cavalier Acceptance's president or chief financial officer to be complete and correct; and

                           (4)      Contemporaneously   with   each   Compliance
                                    Certificate    for   the   Term   Loans,   a
                                    delinquency report and repossession status report with respect to all of Cavalier Acceptance's Chattel Paper, whether Eligible Contracts or not, each such report in such form and detail as shall be satisfactory to Lender.

                  (C) Cavalier Acceptance will, at its sole expense, when requested to do so by Lender, cause its independent certified public accountants (which shall be acceptable to Lender) to provide such audit confirmation relating to the Eligible Contracts as may reasonably be required by Lender.

                  (D) So long as any Eligible Contract constitutes Collateral hereunder, (i) Cavalier Acceptance agrees, as trustee for Lender and without compensation by Lender, to service all Eligible Contracts and to use its best efforts to effect collection of all amounts payable thereunder as they become due; (ii) Cavalier Acceptance shall perform such duties exclusively, unless Lender shall give written approval otherwise; and (iii) upon demand by Lender, after an Event of Default, Cavalier Acceptance shall notify each purchaser under an Eligible Contract of the assignment to Lender of the Eligible Contract under which he is obligated, including in such notice instructions that the purchaser shall make all payments on the Eligible Contract to Lender, or its subcontracting servicing agent, as Lender shall direct.

         8.2      Negative Covenants.

                  (A) Unless reasonably determined by Cavalier Acceptance to be in its and Lender's best interest, Cavalier Acceptance will not compromise, extend, release, or adjust payments on any Eligible Contract or related documentation, accept a conveyance of pledged property in full or partial satisfaction of any Eligible Contract, or release any security interest securing any Eligible Contract.

                  (B) Cavalier Acceptance will not transfer, sell, assign or deliver any Eligible Contract pledged to Lender to any person, corporation, partnership, association or trust other than Lender.

                  (C) Cavalier Acceptance will not grant, create, incur, permit, assume or suffer to exist any mortgage, pledge, lien, security interest or other encumbrance of any kind upon any Eligible Contract now or hereafter pledged to Lender, unless and until such Eligible Contract has been released from the security interest granted to Lender, except for (x) liens granted to Lender to secure the Notes and the Loans and (y) such non-consensual liens as may be deemed to arise as a matter of law.

                  (D) Unless reasonably determined by Cavalier Acceptance to be in its and Lender's best interest, Cavalier Acceptance will not modify or waive any term of any pledged Eligible Contract or release any obligor.

         8.3 Financial Covenants. (A) Cavalier Acceptance will maintain at all times:


                  (i)      Net Working Capital in the following minimum amount:

                             During 2000 and thereafter...........$  500,000.00;

                  (ii)     Tangible Net Worth in the following minimum amount:

                             During 2000 and thereafter...........$1,000,000.00;

                  (iii)    A ratio of Liabilities to Tangible Net Worth of   not
                           more than 3.0 to 1.0;

                  (iv) A Contracts Borrowing Base such that the aggregate outstanding principal amount of all Term Loans will not, at any time, exceed the Contracts Borrowing Base;

                  (v) An Average Repossession Ratio less than the following maximum percentages:

                           March 31, 2000 and thereafter        less than 2.30%;

                  (vi) A ratio of Loan Loss Reserves (after deduction of losses for the then-current period) to the then-outstanding principal balance of Cavalier Acceptance's loan portfolio of not less than 2.00%.

                                   ARTICLE IX

                                     DEFAULT

         9.1 Events of Default. The occurrence of any one or more of the following events shall constitute a Default or an Event of Default hereunder:

                  (A) Any Borrower shall fail to pay when due any installment of principal under any of the Loans, or any interest or fee payable under this Agreement or any Security Document or other Loan Document; provided, however, that a payment default described in this clause (A) shall not constitute an Event of Default unless such payment default shall not have been cured within ten (10) days of written notice thereof from the Lender and, provided, further, however, that the foregoing proviso shall not apply during any calendar year if two (2) such defaulted payments shall previously have occurred in such calendar year.

                  (B) (1) Any Borrower shall fail to observe or perform any of its covenants contained in Sections 7.1(A), 7.1(E), 7.1(M), 7.2(A); or

                      (2) Any Borrower or any Consolidated Entity shall fail to observe or perform any other obligation to be observed or performed by it hereunder (other than any obligation of Cavalier Acceptance under Section 8.3 hereof), or under any of the Notes to which it is a party or under any of the other Loan Documents, and such failure shall continue for fifteen (15) days after the earlier of: (i) written notice of such failure from Lender; or (ii) Lender is notified or should have been notified of such failure pursuant to the provisions of Section 7.1(M).

                  (C) Any Borrower or any Consolidated Entity shall (1) fail to pay when due any Indebtedness (other than the Loans) to Lender; or (2) fail to pay any Indebtedness of more than $50,000 due any third Persons (other than any Indebtedness involving bona fide disputes of less than $250,000) and such failure shall continue beyond any applicable grace period and shall not be cured within fifteen (15) days after written notice thereof from Lender to Cavalier Homes.

                  (D) Any financial statement, representation, warranty or certificate made or furnished by any Borrower or any Consolidated Entity to Lender in connection with this Agreement, or as inducement to Lender to enter into this Agreement, or in any separate statement or document to be delivered hereunder to Lender: (1) shall be materially false, incorrect, or incomplete when made; or (2) shall become materially false or incorrect and remain so for fifteen (15) days after the earlier of: (1) written notice from Lender; or (2) Lender is notified or should have been notified pursuant to the provisions of
Section 7.1(M).

                  (E) Any Borrower or any Consolidated Entity shall admit its inability to pay its debts as they mature, or shall make an assignment for the benefit of itself or any of its creditors.

                  (F) Proceedings in bankruptcy, or for reorganization of any Borrower or any Consolidated Entity, or for the readjustment of any of their respective debts, under the federal Bankruptcy Code, as amended, or any part thereof, or under any other Law, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced by any Borrower or any Consolidated Entity or shall be commenced against any Borrower or any Consolidated Entity and shall not be discharged within thirty (30) days of its commencement.

                  (G) A receiver, trustee or conservator shall be appointed for any Borrower or any Consolidated Entity or for any substantial part of their respective assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of any Borrower or any Consolidated Entity, and such receiver, trustee or conservator shall not be discharged within thirty (30) days of his appointment, or such proceedings shall not be discharged within thirty (30) days of its commencement, or any Borrower or any Consolidated Entity shall discontinue business or materially change the nature of its business.

                  (H) Any Borrower or any Consolidated Entity shall suffer final judgments for payment of money aggregating in excess of $250,000 and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has been effectively stayed.

                  (I) A creditor of any Borrower or any Consolidated Entity shall obtain possession of any substantial part of the Collateral by any means, including, without limitation, levy, distraint, replevin or self- help.

                  (J) The validity or enforceability of this Agreement, any of the Notes, or any other Loan Document shall be contested by any Borrower or any Consolidated Entity or any of them shall deny that it has any or further liability or obligation hereunder or thereunder.

                  (K) Any Pension Plan shall fail to meet the minimum funding standards of Section 302 of ERISA as now in effect or hereafter amended.

                  (L) A criminal investigation is commenced and results in an indictment with respect to any Borrower or any Consolidated Entity.

                  (M) Any property of any Borrower or any Consolidated Entity is seized by a governmental authority, or a forfeiture proceeding is commenced against Borrower or any Consolidated Entity, or any property of any Borrower or any Consolidated Entity.

                  (N) Any default or event of default shall occur under any of the other Loan Documents.

         9.2 Acceleration. Immediately and without notice upon the occurrence of an Event of Default specified in the foregoing Sections 9.1(E), 9.1(F) or 9.1(G) or at Lender's option upon the occurrence of any other Event of Default, all Obligations, whether hereunder or otherwise, shall immediately become due and payable without further action of any kind on Lender's part.

         9.3 Remedies. After the occurrence of any Event of Default, Lender shall have, in addition to the rights and remedies given to it by this Agreement or any other Loan Document, all those allowed by all applicable Law, including, without limitation, the Uniform Commercial Code as enacted in any jurisdiction in which any Borrower or any Collateral may be located. No right or remedy conferred upon Lender in this Agreement is intended to be exclusive of any other right or remedy contained in the Notes, this Agreement, or in any other Loan Document, and every such right or remedy shall be cumulative in addition to every other right or remedy contained herein or therein or now or hereafter available to Lender pursuant to applicable Law, in equity or otherwise. Without limiting the generality of the foregoing, Lender may immediately, without demand of performance and without other notice (except as specifically required by this Agreement or the other Loan Documents, or as required by Law and which cannot be waived) or demand whatsoever to Borrowers, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, the whole or, from time to time, any part of the Collateral, or any interest which any Borrower may have therein. After deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services), Lender shall apply such proceeds toward the satisfaction of the Obligations in such order as Lender may elect. Any remainder of the proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable Law. Notice of any sale or other disposition shall be given to Cavalier Homes on behalf of Borrowers at least five (5) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which Borrowers hereby agree shall be reasonable notice of such sale or other disposition. Borrowers shall be jointly and severally liable for any deficiency. Each Borrower agrees to assemble, or to cause to be assembled, at its own expense, the Collateral at such place or places as Lender shall designate. At any such sale or other disposition, Lender may, to the extent permissible under applicable Law, purchase the whole or any part of the Collateral, free from any right of redemption on the part of any Borrower, which right is hereby waived and released. Without limiting the generality of any of the rights and remedies conferred upon Lender under this paragraph, Lender may, to the full extent permitted by applicable Law:

                  (A) Refuse to extend further Advances under any of the Loans or convert or permit to be converted any portion of the Revolving Loan to a Term Loan;

                  (B) Enter upon any Borrower's premises, exclude therefrom any Borrower or any Affiliate thereof, and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction, using all necessary force to do so;

                  (C) At Lender's option, use, operate, manage and control the Collateral in any lawful manner;

                  (D) Collect and receive all rents, income, revenue, earnings, issues and profits therefrom;

                  (E)  Maintain,   repair,  renovate,   alter   or   remove  the
Collateral as Lender may determine in its sole discretion; and

                  (F)  Collect all Accounts in Lender's or any Borrower's   name
and take control of any   cash   or non-cash   proceeds of any or all   of   the
Collateral;

                  (G) Enforce payment of any Accounts, prosecute any action or proceeding with respect to Accounts, extend the time of payment of any and all Accounts, make allowances and adjustments with respect thereto and to issue credits in the name of the Lender or any Borrower;

                  (H) Settle, compromise, extend, renew, release, terminate or discharge, in whole or in part, any Account or deal with the same as Lender may deem advisable; and

                  (I)  Require any Borrower to open all   mail   only   in   the
presence of a representative of the Lender, who make take therefrom any remittance on any of the Collateral.

         9.4 Right of Set-Off. Upon the occurrence of any Event of Default, Lender may, and is hereby authorized by each Borrower, at any time and from time to time, to the fullest extent permitted by applicable Law, and without advance notice to any Borrower (any such notice being expressly waived by each Borrower), set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other Indebtedness at any time owing by Lender to, or for the credit or the account of, any Borrower against any or all of the Obligations of Borrowers now or hereafter existing whether or not such Obligations have matured and irrespective of whether Lender has exercised any other rights that it has or may have with respect to such Obligations, including without limitation, any acceleration rights. The aforesaid right of set-off may be exercised by Lender against Borrowers or any of the Consolidated Entities or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of the creditors, receiver, or execution, judgment or attachment creditor of Borrowers or any of the Consolidated Entities, or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by Lender prior to the making, filing or issuance, or service upon Lender of, or of notice of, any such petition; assignment for the benefit of creditors; appointment or application for the appointment of a receiver; or issuance of execution, subpoena, order or warrant. Lender agrees to promptly notify Cavalier Homes on behalf of Borrowers after any such set- off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this
Section 9.4, Section 9.5 and Section 9.6 are in addition to the other rights and remedies (including, without limitation, any other rights of set-off) which Lender may have.

         9.5 Demand Obligations. All of the Obligations (other than the Term Loan(s)) of Borrowers shall be due and payable in full upon demand made by Lender, whether or not any Event of Default has occurred and whether or not Lender reasonably deems itself to be insecure. Demand may be made at any time or without reason. The enumeration in Section 9.1 hereof of certain Events of Default, and the enumeration of certain remedies available to Lender upon an Event of Default (as described in Sections 9.2, 9.3 and 9.4 hereof), does not in any way limit the right of Lender to otherwise demand payment in the absence of the occurrence of any Event of Default. Demand is not thereby qualified or in any way relative in nature.

         9.6 Special Remedies. Upon the occurrence of any Event of Default, in addition to all rights and remedies provided for in Article IX hereof, each Borrower agrees that Lender shall have the following rights with respect to the Collateral, and each will take all such steps as to permit Lender to realize the benefit of such rights and as may be directed by Lender in connection therewith, including, without limitation, the following:

                  (A) Lender or any other Person serving as any Borrower's attorney-in-fact under Section 5.8 of this Agreement shall have, in addition to the powers set forth in Section 5.8 or otherwise, the following rights and powers: (i) to initiate contact with any Person with respect to the transfer and vesting in Lender of the Collateral pledged to Lender, and to request and to receive confirmation from any Person that all rights of any Borrower with respect to such Collateral may be transferred to and exercised by Lender; (ii) to notify any and all other third parties as may be deemed necessary or desirable in order to insure a smooth and efficient transition of the Accocess and Eligible Contracts pledged to Lender from any Borrower to Lender, including, without limitation, the furnishing by any third parties of computer services, tax services, insurance services, escrow services or similar services to any Borrower in connection with its servicing activities of loans included in the Collateral; (iii) to exercise all or any of any Borrower's rights and remedies with respect to its Accounts and its Eligible Contracts pledged to Lender, including, without limitation, the right to settle, adjust, compromise, extend, renew, discharge, terminate or release any thereof, either in whole or in part, or to sell, assign, transfer, take control of, use and/or dispose of, in any manner, all or any part of the Collateral; and (iv) to do all acts and things necessary, in the sole judgment of Lender, to permit Lender to enjoy the benefit of its security interest in the Collateral.

                  (B) Each Borrower agrees to cooperate fully with Lender in connection with any and all steps taken by Lender under Article IX of this Agreement, including, without limitation, the execution and delivery to Lender and/or to third parties, such additional documents, notices, certificates and the like as to permit the vesting in and transfer to Lender of the benefit of its rights in and to the Collateral, including, without limitation, the Accounts and Eligible Contracts pledged to Lender.


                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Construction. The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note or other evidence of liability held by Lender, all of which are incorporated herein and shall be construed as complementary to each other. Nothing herein contained shall prevent Lender from enforcing any or all other notes, guaranties, pledges or security agreements in accordance with their respective terms.

         10.2 Further Assurances. From time to time, each Borrower will execute and deliver to Lender such additional documents and will provide such additional information as Lender may reasonably require to carry out the terms of this Agreement and be informed of the status and affairs of Borrowers and the Consolidated Entities. Each Borrower will take any and all actions as reasonably requested by Lender to ensure that Lender enjoys the full benefits of the security intended to be granted hereunder and under the Security Documents and the other Loan Documents.

         10.3 Indemnity. Borrowers hereby agree to jointly and severally indemnify Lender and its officers, directors, agents and attorneys against, and to jointly and severally hold Lender and all such other persons harmless from, any claims, demands, liabilities, costs, damages, and judgments (including, without limitation, liability under any Environmental Laws and costs of defense and attorneys' fees) resulting from any representation or warranty made by any Borrower or on any Borrower's behalf pursuant to Article VI of this Agreement having been false or inaccurate when made (including, without limitation, each time that an Advance under any of the Loans is requested or made) or becoming and remaining false or inaccurate thereafter, or resulting from any Borrower's breach of any of the covenants set forth in Article VII or Article VIII of this Agreement. This agreement of indemnity shall be a continuing agreement and shall survive payment of the Loans and termination of this Agreement and the Obligations hereunder.

         10.4 Enforcement and Waiver by Lender. Lender shall have the right at all times to enforce the provisions of this Agreement, each of the Notes, and the other Loan Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on Lender's part in refraining from so doing at any time or times. Lender's failure at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of Lender are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

         10.5 Expenses of Lender. Borrowers will, on demand, jointly and severally reimburse Lender for all expenses, including the fees and expenses of legal counsel for Lender, reasonably incurred in connection with the preparation, administration, amendment, modification, renewal, extension, or enforcement of this Agreement and the other Loan Documents and any other documents related to this Agreement and the collection or attempted collection of the Loans and the Notes; provided, however, that Borrowers' obligation to reimburse Lender for the legal fees (but not including the out-of-pocket expenses incurred by legal counsel for Lender) incurred in the initial preparation of these documents shall be limited to $17,500.00. If Borrowers should fail to pay any such expenses, Lender may, but shall not be obligated to, make such payment by making an Advance under the Revolving Loan Commitment for such purpose, without notice to Borrowers. Any amounts paid or advanced by Lender under this Section or under any of the Security Documents shall bear interest at the rate specified for Advances under the Revolving Loan Commitment. The obligation of Borrowers under this Section to pay all expenses incurred by Lender shall survive payment of the Obligations and termination of this Agreement.

         10.6 Notices. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by first class mail, postage prepaid, return receipt requested, or telegraph, or facsimile, as follows, unless such address is changed by written notice hereunder:

                  (A)  If to any Borrower:

                       Cavalier Homes, Inc.
                       Post Office Box 540
                       Highway 41 North and Wilson Blvd.
                       Addison, Alabama 35540
                       Facsimile # (205) 747-3044
                       Attention:  Mr. David A. Roberson

                       with a copy to:

                       Lowe, Mobley & Lowe
                       Post Office Box 576
                       1210 21st Street
                       Haleyville, Alabama 35565
                       Facsimile # (205) 486-4531
                       Attention: John W Lowe, Esq.

                  (B)  If to Lender:

                       First Commercial Bank
                       800 Shades Creek Parkway
                       Birmingham, Alabama 35209
                       Facsimile #(205) 868-4898
                       Attention: Mr. James Williams
                       with a copy to:

                       Bradley Arant Rose & White, LLP
                       2001 Park Place, Suite 1400
                       Birmingham, Alabama 35203
                       Facsimile #(205) 521-8500
                       Attention: J. David Dresher, Esquire

         10.7     Indemnity, Waiver and Release by Borrowers.  To    the maximum
extent permitted by applicable Law, each Borrower and each Consolidated Entity:

                  (A) Protects, indemnifies, and holds Lender (including any Participant) and its employees, agents, representatives, officers, directors and assigns, harmless against and of any and all liabilities, costs and expenses (including attorney's fees, court costs and expenses), judgments, damages, claims, demands, actions or proceedings by whomever asserted (including, but not limited to, retail customers with respect to the Chattel Paper constituting Collateral under this Agreement, any person or persons who prosecute or defend any actions or proceedings as representative of or on behalf of a class or interest group or any government instrumentality, body, agency, department, commission or any administrative body or agency having jurisdiction pursuant to any applicable statute, rule, regulation, order or decree) arising out of, connected with, or resulting from any claim or defense against the dealer selling the goods which gave rise to the applicable Chattel Paper, or against Cavalier Acceptance or any other Borrower, whether such claim or defense arises out of the Chattel Paper or the underlying sale of the home or otherwise, and whether the claim or defense is asserted in connection with the Lender's (or any Participant's) attempting to collect the Chattel Paper or otherwise;

                  (B)  Waives protest of all commercial   paper at any time held
by Lender on which any Borrower is any way liable;

                  (C)  Except as the same may herein be   specifically  granted,
waives notice of acceleration and of intention to accelerate;

                  (D) Waives notice and opportunity to be heard, after acceleration in the manner provided in Section 9.2, before exercise by Lender of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Law or by any agreement with any Borrower or any Consolidated Entity, and except where required hereby or by any applicable Law which requirement cannot be waived, notice of any other action taken by Lender; and

                  (E) Releases Lender and its officers, attorneys, agents and employees from all claims for loss or damage caused by any act or omission on the part of any of them except gross negligence or willful misconduct.

         10.8 Reliance on this Agreement. There are no third-party beneficiaries, other than Borrowers or Lender, to this Agreement or any of the other Loan Documents. All conditions to Lender's obligations to make Advances under this Agreement are imposed solely and exclusively for Lender's benefit. Neither Borrowers nor any other Person shall have standing to require satisfaction of any such condition or be entitled to assume that Lender will refuse to make Advances in the absence of strict compliance with any or all of such conditions, and neither Borrower nor any other Person or entity shall, under any circumstances, be deemed to be a beneficiary of any conditions hereof, any or all of which conditions may be waived freely, in whole or part by Lender in its sole discretion at any time if Lender deems it advisable to do so. The parties expressly agree that whenever notice is required to be given as a condition precedent of the exercise of any right of Lender hereunder any failure by Lender to give such notice shall result only in Lender's inability to exercise such right in the absence of such notice and shall be of no other consequence whatsoever and give rise to no claim against Lender. This Agreement shall not benefit and may not be relied upon by, any Person other than Borrowers and Lender. Nothing in this Agreement or otherwise creates an obligation on Lender's part to advise Borrowers or any other Person of whether any Advances are available except upon an actual and bona fide request therefor.

         10.9 Participation. Notwithstanding any other provision of this Agreement, Borrowers understand that Lender may enter into participation agreements with Participants whereby Lender will allocate certain percentages of its commitment to them. Borrowers acknowledge that, for the convenience of all parties, this Agreement is being entered into with Lender only and that its Obligations hereunder are undertaken for the benefit of, and as an inducement to any such Participant as well as Lender, and Borrowers hereby grant to each such Participant, to the extent of its participation in any of the Loans, the right to set off deposit accounts maintained by any Borrower with such Participant. Each Borrower authorizes Lender to disclose financial and other information regarding such Borrower to Participants and potential Participants.

         10.10 No Partnership or Joint Venture. Notwithstanding anything to the contrary herein contained or implied, Lender, by this Agreement or by any action pursuant hereto or thereto, shall not be deemed a partner, joint venturer or participant in the venture of Borrowers, and Borrowers hereby jointly and severally indemnify and agree to defend Lender harmless (including, without limitation, the payment of attorneys' fees) from any and all damages resulting from such allegation or construction of the parties' relationship. The requirements herein, and the restrictions imposed in this Agreement, are solely for the protection and benefit of Lender and shall not be construed to create any obligation on behalf of Lender to supervise, warn or disclose matters to any Borrower.

         10.11 Governing Law. This Agreement is entered into and performable in Jefferson County, Alabama and the substantive Laws of the United States and the State of Alabama, without giving effect to its principles of conflict of laws, shall govern the construction of this Agreement and the documents executed and delivered pursuant hereto, and the rights and remedies of the parties hereto and thereto, except to the extent that the location of any Collateral in a state or jurisdiction other than Alabama requires that the perfection of Lender's security interest hereunder, and the enforcement of certain of Lender's remedies with respect to the Collateral, be governed by the laws of such other state or jurisdiction.

                                                                        --------
                                                                         Initial
                                                                        (Lender)


                                                                        --------
                                                                         Initial
                                                              (Cavalier Homes on
                                                        behalf of each Borrower)



         10.12    JURISDICTION; WAIVERS.


                  (A)      JURY WAIVER.  EACH BORROWER AND LENDER HEREBY EACH:

                           (1)      IRREVOCABLY AND UNCONDITIONALLY WAIVES   THE
RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM OF ANY TYPE AS TO ANY MATTER ARISING DIRECTLY OR INDIRECTLY OUT OF OR WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH; AND

                           (2)      AGREES THAT ANY OF THEM MAY FILE A COPY   OF
THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT BETWEEN AND AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY OF ANY KIND WHATSOEVER BETWEEN THEM SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

                  (B)      CONSENT   TO   JURISDICTION ; WAIVER OF VENUE.   EACH
BORROWER AND LENDER HEREBY EACH:

                           (1)      KNOWINGLY AND VOLUNTARILY CONSENTS TO    THE
PERSONAL JURISDICTION OF ANY COURT OF COMPETENT SUBJECT MATTER JURISDICTION (WHETHER STATE OR FEDERAL) HOLDING IN BIRMINGHAM, JEFFERSON COUNTY, ALABAMA, FOR THE DETERMINATION OF ANY CLAIM OR CONTROVERSY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT, OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH; AND KNOWINGLY AND VOLUNTARILY WAIVES ANY OBJECTION TO THE EXERCISE OF PERSONAL JURISDICTION OVER IT OR ANY OF THEM BY SAID COURTS ON THE GROUND THAT IT OR ANY OF THEM DOES NOT HAVE THE REQUISITE MINIMUM CONTACTS WITH THE STATE OF ALABAMA OR THAT EXERCISE OF SUCH JURISDICTION OTHERWISE FAILS TO MEET THE REQUIREMENTS OF MINIMUM CONTACTS OR DUE PROCESS UNDER THE CONSTITUTION OF THE UNITED STATES OR THE STATE OF ALABAMA; AND AGREES THAT SERVICE OF PROCESS ON IT OR ANY OF THEM AT ITS ADDRESS SET FORTH IN
SECTION 10.6 OF THE AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF THE ALABAMA RULES OF CIVIL PROCEDURE WILL BE SUFFICIENT NOTICE OF ANY PROCEEDING AGAINST ANY OF IT OR ANY OF THEM IN ANY SUCH COURT, AND WAIVES ANY REQUIREMENT OF OTHER OR ADDITIONAL SERVICE OF PROCESS OR NOTICE OF ANY SUCH PROCEEDING; AND FURTHER AGREES THAT EXERCISE OF JURISDICTION OVER IT OR ANY OF THEM BY COURTS HOLDING IN BIRMINGHAM, JEFFERSON COUNTY, ALABAMA SHALL BE IN ADDITION TO, AND NOT IN LIEU OF, THE EXERCISE OF JURISDICTION OVER IT OR ANY OF THEM BY ANY OTHER COURT OF COMPETENT JURISDICTION, WHETHER WITHIN OR WITHOUT THE STATE OF ALABAMA; AND

                           (2)      KNOWINGLY   AND   VOLUNTARILY   WAIVES   ANY
OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY ACTION OR PROCEEDING AGAINST IT OR ANY OF THEM IN ANY COURT MENTIONED HEREINABOVE OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

         10.13 Binding Effect, Assignment. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. No Borrower has the right to assign any of its rights or obligations hereunder without Lender's prior written consent.

         10.14 Termination. The terms and provisions of this Agreement shall continue in effect until the Obligations shall have been fully paid and performed, and Lender shall have no further obligation whatsoever to make any Advances under any of the Loans, issue any Letters of Credit or extend any other credit or accommodation, and Lender and Borrowers terminate this Agreement in writing. Following any termination (if applicable), the terms and provisions of this Agreement (excluding any obligation to lend or other commitment hereunder made by Lender), and all of the covenants and promises of Borrowers hereunder, shall be automatically reinstated if at any time all or any part of any payment made upon the Obligations is rescinded or must for any reason be returned to the Person making such payment, whether due to insolvency, bankruptcy, dissolution, appointment of a custodian or receiver, or any other reason whatsoever, all as though such payment had not been made.

         10.15 Obligations Unconditional and Absolute. Borrowers hereby acknowledge and agree that their liability to Lender with respect to the Obligations are continuing, absolute, unconditional and, except for the Term Loans, joint and several (subject to the provisions of Section 2.1(D) of this Agreement). Notwithstanding the generality of the foregoing, each Borrower's liability upon the Obligations shall remain in full force and effect, and shall not be affected, discharged, impaired or modified in any manner whatsoever due to (a) the invalidity or unenforceability of any of the Loan Documents executed by any other Person, (b) any Borrower's failure to receive any notice given by Lender to any other Person, (c) any modification, amendment or supplement of any covenant or agreement contained in any of the Loan Documents executed by any third Person, (d) any compromise, settlement, release or termination of any promise, agreement or other liability contained in any of the Notes or any of the other Loan Documents, (e) any waiver granted by Lender with respect to the payment, performance or observance of any promise or agreement contained under any of the Loan Documents, (f) any accommodation, extension, action or inaction (including any exercise or non-exercise of any right or remedy) with respect to any of the Loan Documents, (g) the extension of maturity for the payment or performance of any of the Obligations due from any Borrower or other third Person, or (h) the release, discharge, non-perfection or impairment of Lender's claims or rights against any Collateral now or at any time hereafter securing any of the Obligations, or the release or discharge of any of Lender's claims or rights against any Borrower, guarantor or third Person liable upon the Obligations, whether any such release, discharge or impairment occurs due to operation of law, action or inaction by Lender, or otherwise.

         10.16 Entire Agreement, Amendments. This Agreement, including the Schedules and Exhibits hereto, all of which are hereby incorporated herein by reference, the other Loan Documents and all other documents executed and delivered pursuant hereto, constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of each party.

         10.17 Severability. If any provision of this Agreement, the Notes, or the other Loan Documents shall be held invalid under any applicable Law, such invalidity shall not affect any other provision of this Agreement or such other instrument or agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

         10.18 Headings. The table of contents and article, section, paragraph and subparagraph headings hereof are inserted for convenience of reference only, and shall not alter, define, or be used in construing the text of such articles, sections, paragraphs or subparagraphs.

         10.19 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

         10.20    Seal.  This Agreement is intended   to take   effect   as   an
instrument under seal.


            [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.


                                             BORROWERS:

                                            CAVALIER HOMES, INC.


                            By: /s/ Michael R. Murphy
                               ------------------------------------------ [L.S.]
                            Its: Vice President
                                ------------------------------------------------

                                         QUALITY HOUSING SUPPLY, LLC.



                            By: /s/ Michael R. Murphy
                               ------------------------------------------ [L.S.]

                            Its: Secretary
                                ------------------------------------------------


                                         CAVALIER MANUFACTURING,INC.


                           By: /s/ Michael R. Murphy
                               ------------------------------------------ [L.S.]
                            Its: Vice President
                                ------------------------------------------------


                                         CAVALIER INDUSTRIES, INC.



                            By: /s/ Michael R. Murphy
                               ------------------------------------------ [L.S.]
                            Its: President
                                ------------------------------------------------



                                            DELTA HOMES, INC.



                            By: /s/ Michael R. Murphy
                               ------------------------------------------ [L.S.]
                            Its: Vice President
                                ------------------------------------------------

                                          CAVALIER ENTERPRISES, INC.



                             By: /s/ Michael R. Murphy
                               ------------------------------------------ [L.S.]
                            Its: Vice President
                                ------------------------------------------------



                                       CAVALIER ASSOCIATED RETAILERS, INC.



                            By: /s/ Michael R. Murphy
                               ------------------------------------------ [L.S.]
                            Its: Vice President
                                ------------------------------------------------


                                  QUALITY CERTIFIED INSURANCE SERVICES, INC.



                            By: /s/ June M. Martin
                               ------------------------------------------ [L.S.]
                            Its: Secretary
                                ------------------------------------------------


                                       CAVALIER ASSET MANAGEMENT, INC.



                            By: /s/ Michael R. Murphy
                               ------------------------------------------ [L.S.]
                            Its: President
                                ------------------------------------------------


                                    CAVALIER MANUFACTURING ASSET CO., INC.



                            By: /s/ Michael R. Murphy
                               ------------------------------------------ [L.S.]
                            Its: Vice President
                                ------------------------------------------------

                                     CAVALIER INDUSTRIES ASSET CO., INC.



                            By: /s/ Michael R. Murphy
                               ------------------------------------------ [L.S.]
                            Its: Vice President
                                ------------------------------------------------

                                     CAVALIER ENTERPRISES ASSET CO., INC.



                            By: /s/ Michael R. Murphy
                               ------------------------------------------ [L.S.]
                            Its: Vice President
                                ------------------------------------------------


                                       CAVALIER REAL ESTATE CO., INC.



                            By: /s/ Michael R. Murphy
                               ------------------------------------------ [L.S.]
                            Its: President
                                ------------------------------------------------



                                         CAVALIER ACCEPTANCE CORPORATION


                            By: /s/ June M. Martin
                               ------------------------------------------ [L.S.]
                            Its: Secretary
                                ------------------------------------------------





                            LENDER:

                                            FIRST COMMERCIAL BANK


                            By: /s/ Jim Williams
                               ------------------------------------------ [L.S.]
                            Its: Vice President
                                ------------------------------------------------

                                                                      SCHEDULE I

                                  DEFINED TERMS


                  "Accounts", "Chattel Paper", "Contracts", "Documents", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory" and other terms not specifically defined in the Agreement shall have the same respective meanings as are given to those terms in the Uniform Commercial Code as currently adopted and in effect in the State of Alabama on the date of the Agreement.

                  "Account Debtor" means any Person for which any Borrower holds any right to payment arising from a bona fide outright sale or lease of Goods or for services rendered by such Borrower to that Person.

                  "Advance" means each loan of money or credit made to one or more of the Borrowers by Lender under the Agreement.

                  "Affiliate" shall mean any Person (A) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, any Borrower, or (B) five percent (5%) or more of the equity interest of which is held beneficially or of record by any Borrower. The term "control" means the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Revolving and Term Loan Agreement, as may be amended or supplemented from time to time.

                  "Allocated Eligible Contracts" shall have the meaning ascribed thereto in Section 3.1 of the Agreement.

                  "Assignment of Life Insurance" means the assignment of the Insurance Policy as Collateral dated February 17, 1994, duly authorized and previously executed by Cavalier Homes, as such Assignment of Life Insurance may have heretofore been amended and may be hereafter supplemented or amended.

                  "Assumption Agreement" means each Assumption Agreement duly authorized and executed by each Subsidiary and Controlled Partnership that is to become a Participating Subsidiary or a Participating Partnership after Closing and substantially in the form of Exhibit E to the Agreement, as each such Assumption Agreement may be thereafter supplemented or amended, and "Assumption Agreements" means all of them, collectively.

                  "Average Repossession Ratio" means the ratio of (A) the total number of repossession for the current fiscal year, divided by the number of months then-ended, to (B) the sum of the number of loans outstanding on the last day of each month, divided by the number of months then-ended.

                  "Banking Day" with respect to LIBOR Rate Loans means a day on which banks are open for the general conduct of business in London, England and the state in which Lender has its main office, and on which dealings in Dollars are carried on in the offshore interbank market; and with respect to the Floating Rate Loans, means a day on which Lender is open for the general conduct of business at its main office.

                  "Base LIBOR Rate" for any Interest Period means the rate per annum equal to the quotient of (a) the rate for deposits in U.S. Dollars for a period of the applicable Interest Period which appears on Telerate Page 3750 ("USD-LIBOR- BBA") as of 11:00 a.m. London time on the day that is two Banking Days preceding the first day of the applicable Interest Period, for a deposit amount corresponding to the amount of the LIBOR Rate Loan to be outstanding during such Interest Period, divided by (b) a number equal to 1.00 minus the aggregate of the rates (expressed as a decimal fraction) of the Reserve Requirement current on the date two Banking Days prior to the beginning of such Interest Period. If the rate described in clause (a), above, does not appear on Telerate Page 3750, the rate under (a), above, will be the rate (stated as an annual percentage rate rounded upward to the nearest one-sixteenth of one percent) determined by Lender, in its reasonable judgment, to be the rate at which Lender would acquire Dollar deposits in the London, England interbank eurodollar market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount equal to the amount of the LIBOR Rate Loan to be outstanding during such Interest Period. The Base LIBOR Rate calculated in this manner shall be adjusted upward to the nearest one-hundredth of one percent. The Base LIBOR Rate shall be adjusted automatically, upward or downward, as the case may be, on and as of the effective date of any change in the Reserve Requirement.

                  "Benefit Plan" means any employee welfare benefit plan as defined in Section 3(1) of ERISA or any employee pension benefit plan as defined in Section 2(2) of ERISA.

                  "Borrower" means each of Cavalier Homes, Inc., a Delaware corporation, Quality Housing Supply, LLC, a Delaware limited liability company, Cavalier Manufacturing, Inc., a Delaware corporation, Cavalier Industries, Inc., a Delaware corporation, Delta Homes, Inc., a Mississippi corporation, Cavalier Enterprises, Inc., a Delaware corporation, Cavalier Associated Retailers, Inc., a Delaware corporation, Quality Certified Insurance Services, Inc., an Alabama corporation, Cavalier Asset Management, Inc., a Delaware corporation, Cavalier Manufacturing Asset Co., Inc., a Delaware corporation, Cavalier Industries Asset Co., Inc., a Delaware corporation, Cavalier Enterprises Asset Co., Inc., a Delaware corporation, Cavalier Real Estate Co., Inc., a Delaware corporation, and Cavalier Acceptance Corporation, an Alabama corporation, and the entities that become Participating Subsidiaries and Participating Partnerships after Closing, and "Borrowers" means all of them, collectively.

                  "Borrowing Date" means any date on which Borrower(s) receive or propose to receive an Advance under the Revolving Loan pursuant to this Agreement.

                  "Borrowing Notice" or "Request for Advance" means an irrevocable written (including facsimile), telex or telephonic notice, in substantially the form of Exhibit B, to the Agreement, by the appropriate Borrower(s), to Lender specifying (A) that the notice relates to making a new Advance under the Revolving Loan, (B) the Borrowing Date, (C) the amounts of Floating Rate Loans and LIBOR Rate Loans comprising such new Advance and (D) the commencement date and duration of the Interest Period applicable to any such LIBOR Rate Loan.

                  "Cash Flow" means, as to any Person, the aggregate of: (A) net income after taxes (or the net deficit, as applicable) plus (B) amounts that have been deducted for (i) amortization of intangible assets, (ii) depreciation and depletion, and (iii) deferred taxes and expenses; all as shown by the income statement of such Person, calculated in accordance with Generally Accepted Accounting Principles.

                  "Cavalier Acceptance" means Cavalier Acceptance   Corporation,
an Alabama corporation.

                  "Cavalier Homes" means   Cavalier   Homes,  Inc., a   Delaware
corporation.

                  "Charge-Off Ratio" means the sum of the total dollar amount charged as a loan loss against the Loan Loss Reserve during the current fiscal year of Cavalier Acceptance, divided by the then-outstanding principal balance of Cavalier Acceptance's loan portfolio.

                  "Closing" means the time and place of actual execution and delivery of the Agreement, the Revolving Note and the other Loan Documents which are to be executed at closing.

                  "Closing   Certificate"   means   a   certificate,   in   form
satisfactory to Lender, dated as of the date of Closing, and signed on behalf of each Borrower by the president or a vice president of such Borrower.

                  "Collateral" means the property and rights, and any proceeds, in whatever form, thereof, described in Sections 5.1, 5.2, and 5.3 of the Agreement and in the Security Documents.

                  "Commitment Fee" means with respect to the Revolving Loan, the fee, due and payable and fully earned at Closing and thereafter upon renewal (if applicable), equal to three-tenths of one percent (0.30%) multiplied by the Revolving Loan Commitment ($105,000).

                  "Compliance Certificate" means (i) with respect to the Revolving Loan a certificate in the form of Exhibit C to the Agreement, certified by the president or chief financial officer of Cavalier Homes to be correct, which is delivered by Cavalier Homes on behalf of Borrowers and accepted by Lender pursuant to Section 4.1(I), Section 4.2(A) or Section 7.1(C)(3) of the Agreement and (ii) with respect to the Term Loans, a certificate in the form of Exhibit C-1 to the Agreement, certified by the president or chief financial officer of Cavalier Acceptance to be correct, which is delivered by Cavalier Acceptance and accepted by Lender pursuant to Section 8.1(B) of the Agreement.

                  "Conseco   Contract"  means  Chattel  Paper   underwritten  by
Cavalier Acceptance in conformity with the Conseco Underwriting Guidelines.

                  "Conseco Underwriting Guidelines" means those underwriting guidelines set forth on Exhibit A to Schedule 1 to this Agreement.

                  "Consolidated" refers to the consolidation of the accounts of a Person and its Consolidated Entities on a balance sheet and statement of income and retained earnings in accordance with Generally Accepted Accounting Principles.

                  "Consolidated Entity" means any Person the financial statements of which are appropriately consolidated with the financial statements of Cavalier Homes under Generally Accepted Accounting Principles and "Consolidated Entities" means all of them, collectively.

                  "Contracts Borrowing Base" means, at any time, with respect to the Term Loans, the amount computed on the Compliance Certificate for the Term Loans most recently delivered to, and accepted by, Lender in accordance with the Agreement and equal to the aggregate of:

                  (A) Eighty percent (80%) of the aggregate outstanding principal balance of Eligible Contracts that are rated higher than a C-Rated Contract from a credit-quality standpoint (that is, that are rated "A" or "B" from a credit- quality standpoint); plus

                  (B)      Seventy percent (70%) of the  aggregate   outstanding
                  principal balance   of   Eligible   Contracts that are C-Rated
                  Contracts; plus

                  (C)  Seventy  percent  (70%)  of  the  aggregate   outstanding
                  principal balance of Eligible Contracts that are Conseco Contracts.

                  Provided, however, no more than fifteen percent (15%) of the total Contracts Borrowing Base may be comprised of C-rated Contracts.

                  "Controlled Partnership" means a general partnership of which any Borrower or Subsidiary is a general partner, or a limited partnership whose sole general partner is a Borrower and with respect to which partnership such Borrower or Subsidiary is entitled to receive not less than 50% of the distributions of cash made to the partners thereof, other than any preferred cash distribution arrangement approved by Lender in writing.

                  "C-Rated Contract" means an Eligible Contract with a "C" rating from a credit-quality standpoint as set forth in the proviso to subclause
(G) to the definition of Eligible Contract.

                  "Current Assets" and "Current Liabilities" mean, at any time, all assets or liabilities, respectively, that, in accordance with Generally Accepted Accounting Principles should be classified as current assets or current liabilities, respectively, on a balance sheet of a Person.

                  "Debt Service" means, at any time, the sum of (i) all interest payments for the prior twelve (12) months plus (ii) current maturities (due within the next twelve (12) month period) of Indebtedness.

                  "Default" and "Event of Default" each mean the occurrence, with respect to any of the Loans, of an event described in Section 9.1 of the Agreement.

                  "Dollars" and "$" each mean United States Dollars.

                  "Eligible Contract" means, at any time, Chattel Paper upon which lender has a property perfected security interest and that conforms and continues to conform to each and all of the following conditions:

                  (A) The  representations  contained in Section 6.2 and Section
6.3 of the Agreement are true and correct in all respects with respect to the Chattel Paper;

                  (B) The Chattel Paper arose out of the retail sale of a new home manufactured by one of the Borrowers or the sale of a manufactured home repossessed by Cavalier Acceptance;

                  (C) The Chattel Paper evidences the obligation of a retail customer to repay Indebtedness incurred to purchase a new home manufactured by one of the Borrowers or the sale of a manufactured home repossessed by Cavalier Acceptance;

                  (D) The Chattel Paper has been duly assigned to, and is owned by, Cavalier Acceptance;

                  (E) The Chattel Paper is not more than ninety (90) days past due in payment and the Chattel Paper has not been re-dated;

                  (F) The Chattel Paper evidences an amount   financed   not  in
excess of $70,000;

                  (G) The portfolio index score used by Cavalier Acceptance to underwrite such Chattel Paper was not less than 70;

                  (H) The Chattel Paper was funded by Cavalier Acceptance on or after January 1, 2000; and

                  (I) The Chattel Paper has been reviewed and approved by Lender in its sole discretion.

                  In the event of any dispute under the foregoing criteria about whether Chattel Paper is or has ceased to be an Eligible Contract, the sole decision and discretion of Lender shall control.

                  "Environmental Laws" means the federal Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA), as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act (RCRA), as amended (42 U.S.C. Sections 6901, et seq.), the Clean Water Act, as amended (33 U.S.C. Sections 1251, et seq.), the Clean Air Act, as amended (42 U.S.C. Sections 7401, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.), the Emergency Planning and Community Right-to-Know Act (EPCRA), as amended (42 U.S.C. Sections 11001, et seq.), and the rules and regulations adopted and publications promulgated pursuant thereto, and the rules and regulations of the Occupational Safety and Health Administration (OSHA) pertaining to occupational exposure to asbestos, as amended, and any other federal, state or local environmental law, ordinance, rule, or regulation now or hereafter in effect.

                  "ERISA" means the federal Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and the regulations promulgated by the Department of Labor or the Pension Benefit Guaranty Corporation thereunder.

                  "ERISA Affiliate" means any trade or business, whether or not incorporated, that with Borrower is a member of a group that would be treated as a single employer for purposes of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended.

                  "Financial Statements" means the Consolidated balance sheets of Cavalier Homes and the Consolidated Entities as of December 31, 1998, and Consolidated statements of income and retained earnings and Cash Flows of Cavalier Homes and the Consolidated Entities for the years or months ended on such dates all as furnished to Lender, and shall also mean any such balance sheets and statements as may hereafter be furnished by any Borrower to Lender.

                  "Five Year Treasury" means the weekly average yield on United States treasury securities adjusted to a constant maturity of five (5) years, as released each Monday by the Federal Reserve Board in Release H.15. The Five Year Treasury on March 27, 2000 was ___%.

                  "Fixed Assets" means, at any time, all assets (other than Current Assets) that should, in accordance with Generally Accepted Accounting Principles be classified as assets on a balance sheet of any Borrower.

                  "Floating Rate" means the Revolving Rate.

                  "Floating Rate Loan" means an Advance thereon or part of the Revolving Loan with an interest rate based on the Floating Rate.

                  "Generally Accepted Accounting Principles" and "GAAP" each mean generally accepted principles of accounting in effect from time to time in the United States applied in a manner consistent with those used in preparing such financial statements as have theretofore been furnished to Lender by Borrowers.

                  "Governmental Authority" means any nation or government, any state and any political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, which has or asserts jurisdiction over Lender, any Borrower, or over the property of any of them.

                  "Guaranty Agreement" means the guaranty of payment duly authorized and executed by Cavalier Homes at Closing and in form satisfactory to Lender, as such Guaranty Agreement may be hereafter amended or supplemented. Such Guaranty Agreement shall unconditionally guarantee the repayment of all Term Loans made by Lender to Cavalier Acceptance.

                  "Hazardous Materials" means any asbestos, urea formaldehyde foam insulation, flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related or unrelated substances or materials defined, regulated, controlled, limited or prohibited in any Environmental Laws.

                  "Indebtedness" means, as to any Person, all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, but without limitation:

                  (A) All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

                  (B)  All  indebtedness  in  effect  guaranteed,   directly  or
indirectly, through agreements, contingent or otherwise:

                           (1)      to purchase such indebtedness; or

                           (2) to purchase,  sell or lease (as lessee or lessor)
                  property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or

                           (3)      to supply funds to or in any  other   manner
                  invest in the debtor;

                  (C) All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; and

                  (D) All indebtedness incurred as the lessee of Goods or services under leases that, in accordance with Generally Accepted Accounting Principles, should not be reflected on the lessee's balance sheet.

                  "Initial Participating Subsidiaries" means all of Cavalier Homes, Inc., a Delaware corporation, Quality Housing Supply, LLC, a Delaware limited liability company, Cavalier Manufacturing, Inc., a Delaware corporation, Cavalier Industries, Inc., a Delaware corporation, Delta Homes, Inc., a Mississippi corporation, Cavalier Enterprises, Inc., a Delaware corporation, Cavalier Associated Retailers, Inc., a Delaware corporation, Quality Certified Insurance Services, Inc., an Alabama corporation, Cavalier Asset Management, Inc., a Delaware corporation, Cavalier Manufacturing Asset Co., Inc., a Delaware corporation, Cavalier Industries Asset Co., Inc., a Delaware corporation, Cavalier Enterprises Asset Co., Inc., a Delaware corporation, Cavalier Real Estate Co., Inc., a Delaware corporation, and Cavalier Acceptance Corporation, an Alabama corporation, collectively.

                  "Insurance Policy" means that certain life insurance policy in the amount of $2,000,000 naming Jerry F. Wilson as insured, which is assigned to Lender as additional security for the Obligations in the Assignment of Life Insurance.

                  "Interest Period" with respect to a LIBOR Rate Loan means a LIBOR Rate Interest Period, as such period may be shortened upon suspension of the LIBOR Rate option under Sections 2.5.13, 2.5.14, 3.6(A).13 or 3.6(A).14.

                  "Law" and "Laws" each mean all ordinances, statutes, rules, regulations, orders, injunctions, judgments, writs or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof.

                  "Lender" means First Commercial Bank, an Alabama state banking corporation.

                  "Lending Installation" means any office, branch, subsidiary or affiliate of Lender or any Participant.

                  "Letter of Credit Borrowings" means the maximum aggregate amount that Lender could be required to pay under any drafts that conceivably could be drawn under all Letters of Credit outstanding on such date, but does not include drafts that have been drawn and paid.

                  "Letter of Credit Obligations" means (a) the Letter of Credit Borrowings and (b) the reimbursement obligations and other obligations of Borrowers under this Agreement with respect to drawings made on Letters of Credit (including any obligations owing under the application or agreement relating to any such Letter of Credit), including all principal, interest, fees and other charges relating thereto.

                  "Letter of Credit" means each letter of credit issued by Lender pursuant to Section 2.9 of the Agreement, and "Letters of Credit" means all of them, collectively.

                  "Liabilities" means all Indebtedness and all other items that,
in  accordance  with  Generally  Accepted  Accounting   Principles,   should  be
classified as liabilities on a balance sheet of a Person.

                  "LIBOR Rate" means the Base LIBOR Rate plus 200 basis points (2.00%). The LIBOR Rate shall be adjusted automatically, upward or downward, as the case may be, on and as of the effective date of any change in the Base LIBOR Rate resulting from a change in the Reserve Requirement.

                  "LIBOR Rate Interest Period" means a period of three months (90 days), or such longer or shorter period as Cavalier Homes, on behalf of itself and the other Borrowers, and Lender may agree from time to time. A month means a period of thirty (30) days. If any LIBOR Interest Period would otherwise end on a day which is not a Banking Day, the LIBOR Rate Interest Period shall end on the next Banking Day.

                  "LIBOR Rate Loan" means an Advance under the Revolving Loan with an interest rate based on the Base LIBOR Rate.

                  "Loan Documents" means the Agreement, the Revolving Note and each Term Note, the applications for Letters of Credit, the Assumption Agreements, the Subrogation and Contribution Agreements, the Security Documents and all other agreements, instruments and documents executed or delivered at any time in connection with the Obligations, or to evidence or secure any of the Obligations, all as may be amended or supplemented from time to time.

                  "Loan Loss Reserve" means an allowance of reserve funds established and maintained by Cavalier Acceptance, through charges made against operating income, to be used for the purpose of absorbing losses from Cavalier Acceptance's loan portfolio.

                  "Loans"  means  the   Revolving   Loan  and  all  Term  Loans,
collectively.

                  "Loan Termination Date" means, (i) with respect to the Revolving Loan, the earliest of (A) April 15, 2002 or (B) upon demand by Lender; and (ii) with respect to any Term Loan, the earlier of (A) the maturity date of the applicable Term Note or (B) the date to which the maturity of the applicable Term Note may be accelerated pursuant to Section 9.2 of the Agreement.

                  "Local Time" means the time of day at Lender's main office.

                  "Long-Term Liabilities" means Liabilities less the portion thereof that constitutes Current Liabilities.

                  "Net Working Capital" means, at any time, the amount by which Current Assets exceed Current Liabilities.

                  "Net Worth" means, at any time, Stockholders' Equity, less the sum of:

                  (A) Any surplus  resulting   from any   write-up   of   assets
subsequent to the date of Closing;

                  (B) Any amount at which shares of capital stock  of   Borrower
appear as an asset on Borrower's balance sheet; and

                  (C) Loans and advances to stockholders, directors, officers or employees, of Borrower or any Affiliate.

                  "Notes"  means  the   Revolving   Note  and  all  Term  Notes,
collectively.

                  "Obligations" means the obligations, whether joint or several, of Borrowers:

                  (A) To pay the principal of and interest on the Revolving Note and the Term Note(s) in accordance with the terms thereof and to satisfy, pay and perform the Letter of Credit Obligations and all other liabilities to Lender, whether under the Agreement or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, and renewals thereof and substitutions therefor;

                  (B) To repay to Lender all amounts advanced by Lender under the Agreement or under any of the Security Documents, or otherwise on behalf of any Borrower, including, without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance rent, repairs to or maintenance or storage of any of the Collateral; and

                  (C) To reimburse Lender, on demand, for all of Lender's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of the Agreement and the documents required or contemplated hereunder, including, without limitation, any proceeding brought or threatened to enforce payment of any of the obligations referred to in the foregoing paragraphs (A) and (B); provided, however, that the obligation of Borrower to reimburse Lender for the legal fees (but not including the out-of-pocket expenses incurred by legal counsel for Lender) incurred in the initial preparation of these documents shall be limited to $17,500.00.

                  "Participant" means any bank, financial institution, Affiliate of Lender, or other entity which purchases an interest in the Revolving Note or any Term Note from Lender at any time.

                  "Participating Partnership" means any Controlled Partnership that hereafter executes and delivers to the Lender an Assumption Agreement, a Security Agreement and all other documents necessary to assume joint and several liability as to the Obligations arising with respect to the Revolving Loan or any agreement or instrument executed by such Controlled Partnership in connection therewith (to the extent of its Partnership Liabilities) and to include all of its Accounts, Inventory and other Collateral in the Collateral.

                  "Participating Subsidiary" means (a) the Initial Participating Subsidiaries and (b) any other Subsidiary that hereafter executes and delivers to the Lender an Assumption Agreement, a Security Agreement and all other documents neary to assume joint and several liability as to the Obligations arising with respect to the Revolving Loan or any agreement or instrument executed by such Subsidiary in connection therewith (in the maximum amount provided for in such Assumption Agreement) and to include all of its Accounts, Inventory and other Collateral in the Collateral.

                  "Partnership Liability" means, with respect to a Participating Partnership, that part, if any, of an Advance (together with interest thereon and fees, prepayment premiums and other charges properly attributable thereto) that is received by and used by or for the benefit of such Participating Partnership, as certified to Lender by Cavalier Homes, under Section 4.2, in connection with Cavalier Homes's request for such Advance, and "Partnership Liabilities" means the aggregate amount of all such parts of Advances that are received by and used by or for the benefit of such Participating Partnership.

                  "Pension Plan" means any employee pension benefit plan, as defined in Section 3(2) of ERISA that is subject to Section 302 of ERISA.

                  "Permitted Liens" means:

                  (A) Liens   for   taxes, assessments,  or   similar   charges,
incurred in the ordinary course of business that are not yet due and payable;

                  (B) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                  (C) Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

                  (D) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of ten percent (10%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                  (E) Encumbrances consisting of zoning restrictions, easement or other restrictions on the use of real property, none of which materially impairs the use of such property by Borrower or any Consolidated Entity in the operation of its business, and none of which is violated in any material respect by existing or proposed structures or land use;

                  (F) Liens in favor of Lender;

                  (G) Existing liens set forth or described on Exhibit F to the Agreement;

                  (H) Purchase money security interests granted to secure not more than the purchase price of assets, the purchase of which does not violate the Agreement or any instrument or document contemplated under the Agreement;

                  (I) Non-purchase money security interests in the real property of any Borrower or Consolidated Entity granted to secure aggregate Indebtedness not to exceed $1,000,000; and

                  (J) The following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed and they do not, in the aggregate, materially detract from the value of the property of any Borrower or any Consolidated Entity or materially impair the use thereof in the operation of its business:

                           (1) Claims or liens for taxes, assessments or charges
                  due and payable and subject to interest or penalty;

                           (2) Claims,  liens and encumbrances upon, and defects
                  of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                           (3) Claims   or  liens of   mechanics,   materialmen,
                  warehousemen, carriers, or other like liens; and

                           (4)  Adverse judgments on appeal.

                  "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof, and any other legal entity.

                  "Pledge Agreement" means each of the assignments of the Pledged Stock as Collateral, duly authorized and either previously executed or to be executed at Closing by each of Cavalier Homes, Cavalier Acceptance or any other Borrower, as applicable, and in form satisfactory to Lender, as each such Pledge Agreement may be hereafter amended or supplemented, and "Pledge Agreements" means all of them, collectively.

                  "Pledged Stock" has the meaning given to such term in the Pledge Agreement.

                  "Prime Rate" means the rate of interest periodically designated by Lender as its Prime Rate. The Prime Rate is not necessarily the lowest interest rate charged by Lender. The Prime Rate on the date of the Agreement is ___%.

                  "Rate Selection Notice" means an irrevocable written (including facsimile), telex or telephonic notice, in substantially the form of Exhibit B to the Agreement, by the appropriate Borrower(s), to Lender specifying
(a) that the notice relates to the selection of a rate option for the outstanding Revolving Loan pursuant to Section 2.5.3 or 3.6(A).3, as the case may be, (b) the effective date of such selection (c) the amounts, individual and in the aggregate, of any Floating Rate Loans and LIBOR Rate Loans comprising the selection and (d) the commencement date and the duration of the Interest Period applicable to any LIBOR Rate.

                  "Records" means correspondence, memoranda, tapes, discs, microfilm, microfiche, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary or machine language, and all filing cabinets, computer hardware, and other containers in which any of the foregoing is stored, maintained or updated.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as now or from time to time hereafter in effect, and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as now or from time to time hereafter in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

                  "Requirement of Law" for any person or entity means the certificate of incorporation and by- laws or other organization or governing documents of such person or entity and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such person or entity or any of its property or to which such person or entity or any of its property is subject.

                  "Reserve Requirements" with respect to an Interest Period means the weighted average during the Interest Period of the maximum aggregate reserve requirement (including all basic, supplemental, marginal, emergency and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during the Interest Period) which is imposed under Regulation D or by any other Governmental Authority having jurisdiction with respect thereto and which is applicable to the class of banks of which Lender is a member, for LIBOR Rate Loan purposes, on "eurocurrency liabilities", as that term is defined in Regulation D or by any such Governmental Authority.

                  "Revolving Loan" means the aggregate unpaid principal balance from time to time of all Advances made pursuant to Article II of the Agreement.

                  "Revolving Loan Commitment" means the Lender's commitment to lend to Borrowers up to the sum of $35,000,000 in principal amount outstanding from time to time pursuant to Article II of the Agreement, and subject to, the terms of the Agreement.

                  "Revolving Note" means the Amended and Restated Revolving Note, in form satisfactory to Lender, dated as of the date of this Agreement and payable on demand, but if no demand is made, on April 15, 2002, made by each Borrower to evidence such Borrower's joint and several obligation to repay the Revolving Loan and the interest thereon, and includes any amendment to such note and any promissory note given in extension or renewal of, or in substitution for, such note.

                  "Revolving Rate" means the per annum rate of interest equal to one-half of one percent (0.50%) below the Prime Rate in effect from time to time until maturity of the Revolving Note, and two percent (2.00%) above the Prime Rate in effect from time to time after maturity of the Revolving Note, whether by demand, acceleration or otherwise. Each time the Prime Rate shall change, the Revolving Rate shall change concurrently with such change in the Prime Rate.

                  "Security Documents" means the Pledge Agreements, the Assignment of Life Insurance, the Guaranty Agreement, and any documents required or contemplated under Article V of the Agreement, whether delivered at or after the Closing, together with any other documents or agreements, now or hereinafter in effect, which secure (A) the payment of any of the Loans or (B) the performance of the Obligations of any Borrower thereunder.

                  "Stockholders' Equity" means, at any time, the sum of the following accounts (less treasury stock carried at cost) set forth in a balance sheet of Borrower (or, if the Borrower in question is Cavalier Homes, a Consolidated balance sheet of the Consolidated Entities), prepared in accordance with Generally Accepted Accounting Principles consistently applied:

                  (A) The par or stated value of all outstanding capital stock;

                  (B) Capital surplus; and

                  (C) Retained earnings.

                  "Subrogation and Contribution Agreement" means the Amended and Restated Subrogation and Contribution Agreement duly authorized and executed at Closing by each Borrower or duly authorized and executed thereafter by each Subsidiary and Controlled Partnership that becomes a Participating Subsidiary or Participating Partnership thereafter and substantially in the form of Exhibit D to the Agreement, as each such Subrogation and Contribution Agreement may be hereafter or thereafter supplemented or amended, and "Subrogation and Contribution Agreements" means all of them, collectively.

                  "Subsidiary" means any corporation of which more than fifty percent (50%) of the outstanding voting securities shall, at the time of determination, be owned directly, or indirectly through one or more intermediaries, by any Borrower.

                  "Tangible Net Worth" means, at any time, Stockholders' Equity less the sum of:

                  (A) Any  surplus   resulting  from  any   write-up  of  assets
subsequent to the date of the latest Financial Statements delivered to Lender prior to Closing;

                  (B) Goodwill, including any amounts, however designated on a balance sheet of any Borrower, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of any Borrower;

                  (C) Patents, trademarks, trade names and copyrights;

                  (D) Any amount at which shares of   capital   stock   of   any
Borrower appear as an asset on any Borrower's balance sheet;

                  (E) Loans and advances to stockholders, directors, officers or employees; and

                  (F) Any other amount in respect of an intangible that, in accordance with Generally Accepted Accounting Principles, should be classified as an asset on a balance sheet of any Borrower.

                  "Term Loan" means the unpaid principal balance of each term loan made to Cavalier Acceptance pursuant to Article III of the Agreement; and "Term Loans" means, collectively, all of such term loans made to Cavalier Acceptance.

                  "Term Loan Commitment" means the Lender's commitment to make Term Loans to Cavalier Acceptance pursuant to Article III of the Agreement and subject to the terms and conditions of this Agreement.

                  "Term Note" means the promissory note of Cavalier Acceptance, substantially in the form of Exhibit A to the Agreement, evidencing its obligation to repay a Term Loan, and includes any amendment to such note and any promissory note given in extension or renewal of, or in substitution for, such note, and "Term Notes" means, collectively, all of the Term Notes so made by Cavalier Acceptance.

                  "Term Rate" means the rate defined in Section 3.6(A), 3.6(B) of the Agreement.


                  "UCC-1" means each financing statement to be filed pursuant to the Uniform Commercial Code, as enacted in any state in which any of the Collateral is located, in order to perfect Lender's lien on the Collateral.

                  "Usage  Fee" means the fee due to Lender  pursuant  to Section
2.10 hereof.

                                    EXHIBIT E

                  Exceptions to Representations and Warranties

See exhibits to the Assumption Agreement, as set forth below:

                         Supplement to Exhibit F
                         Supplement to Exhibit II.6.1(B)
                         Supplement to Exhibit II.6.1(D)
                         Supplement to Exhibit II.6.1(I)
                         Supplement to Exhibit II.7.2(G)
                         Supplement to Exhibit G
                         Supplement to Exhibit H
                         Supplement to Exhibit I
                         Supplement to Exhibit J
                         Supplement to Exhibit K